EXHIBIT 10.39

PERJANJIAN SEWA MENYEWA RUANGAN PERKANTORAN Nomor : 005/Plaza Asia/LA/XII/2017		OFFICE SPACE LEASE AGREEMENT Number: 005/Plaza Asia/LA/XII/2017

Perjanjian Sewa Menyewa Ruangan Perkantoran (selanjutnya disebut “Perjanjian”) ini dibuat dan ditandatangani di Jakarta pada hari ini Senin, 18 Desemberi 2017 oleh dan antara:		This OFFICE SPACE LEASE AGREEMENT (hereinafter referred to as the “Agreement”) is made and entered into in Jakarta on Monday, 18 December 2017 by and between:

1.	PT. GUNUNG MARAS LESTARI, suatu perseroan terbatas yang didirikan berdasarkan hukum Negara Republik Indonesia, yang berkedudukan di Jakarta, di Plaza Asia, Lantai 2 Jalan Jenderal Sudirman Kav. 59 Jakarta Selatan 12190, dalam hal ini diwakili oleh Bp. Karli Boenjamin, dalam kedudukannya selaku Direktur PT. Gunung Maras Lestari (selanjutnya disebut “Pihak Pertama”); dan	1.

PT. GUNUNG MARAS LESTARI a limited liability company duly established under the laws of the Republic of Indonesia, having its legal domicile in Jakarta, and office address at Plaza Asia,2nd Floor Jalan Jenderal Sudirman Kav. 59 Jakarta Selatan 12190; in this manner represented by Mr. Karli Boenjamin , in his capacity as Director PT. Gunung Maras Lestari (hereinafter referred to as the “First Party”); and

2.	PT. TOGA INTERNATIONAL INDONESIA suatu perseroan terbatas yang didirikan berdasarkan hukum Negara Indonesia, yang berkedudukan di Menara Standard Chartered Bank Jalan Prof. Dr. Satrio No. 164 Jakarta Indonesia dalam hal ini diwakili oleh Ibu Cecilia Tjahjadi (selanjutnya disebut “Pihak Kedua”).	2.

PT. TOGA INTERNATIONAL INDONESIA a limited liability company duly established under the laws of the Republic of Indonesia, having its legal domicile at Jakarta and office address at Menara Standard Chartered Bank Jalan Prof. Dr. Satrio No. 164 Jakarta, Indonesia ; in this manner represented by Ms. Cecilia Tjahjadi (hereinafter referred to as the “Second Party”).

Pihak Pertama dan Pihak Kedua secara bersama-sama akan disebut “Para Pihak”.		The First Party and the Second Party are collectively referred to as the “Parties”

A.	BAHWA, Pihak Pertama adalah Pemilik bangunan gedung perkantoran yang terletak Jalan Jenderal Sudirman Kav. 59 Jakarta Selatan 12190, (selanjutnya disebut “Plaza Asia”).	A.	WHEREAS, the First Party is the owner of an office building located Jalan Jenderal Sudirman Kav. 59 South Jakarta 12190 (hereinafter referred to as “Plaza Asia”).

B.	BAHWA, Pihak Kedua, berdasarkan kebutuhannya untuk mempunyai tempat kedudukan atas usahanya, bermaksud untuk menyewa ruangan yang terletak di Plaza Asia.	B.	WHEREAS, the Second Party requires an office space to operate its business, intends to lease such office space located at the Plaza Asia.

Berdasarkan hal-hal tersebut di atas, Para Pihak setuju dan sepakat untuk mengikatkan diri dalam Perjanjian ini, dengan syarat-syarat dan ketentuan-ketentuan sebagai berikut:		Pursuant to the above, the Parties agree and consent to enter into this Agreement, with the following terms and conditions.

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Pasal 1 Definisi			ARTICLE 1 DEFINITIONS

1.1	Untuk maksud Perjanjian ini dan interprestasinya, istilah-istilah berikut ini mempunyai arti sebagai berikut, kecuali rangkaian kata-kata mensyaratkan pengertian lain:		1.1	For the purposes of this Agreement and its interpretations, the following terms shall have the meanings as set forth here in below, except as determined otherwise:

	a.

"Badan Pengelola" berarti Pihak Pertama dan/atau pihak ketiga lainnya yang ditunjuk oleh Pihak Pertama yaitu Badan Pengelola Colliers International yang mempunyai tugas dan tanggung jawab untuk mengelola Plaza Asia dan bertanggung jawab sepenuhnya kepada Pihak Pertama.

				a)

“Board of Authority” means the First Party and/or other third parties duly appointed by the First Party is Building Management Colliers International whose duties and responsibilities are to manage the Plaza Asia and fully responsible to the First Party.

	b.

"Jangka Waktu Sewa" berarti masa sewa dari sejak awal berlakunya sewa sampai berakhirnya sewa sebagaimana disebutkan dalam Perjanjian ini sebagaimana terlampir sebagai Lampiran 2 maupun perubahan- perubahannya yang merupakan satu kesatuan yang tidak terpisahkan dari Perjanjian ini.

				b)

“Lease Period” means the term of the lease from its commencement until the termination of the lease as mentioned in the Agreement and hereby attached in Attachment 2 or any of its amendments which will form an inseparable part to this Agreement.

	c.

“Grace Period” berarti masa tenggang waktu yang diberikan oleh Pihak Pertama kepada Pihak Kedua dalam rangka penataan Ruangan Sewa sebelum dimulainya Jangka Waktu Sewa yang akan disebutkan dalam BAST Awal. Grace period hanya berlaku untuk Ruangan Sewa, sedangkan untuk Ruangan Sewa Tambahan dan Fasilitas Sewa Tambahan tidak diberikan fasilitas Grace Period

				c)

“Grace Period” means the grace period provided by the First Party to the Second Party in preparing the Leased Premises prior to the commencement of the Lease Period described in the Initial Handover Report. The grace period shall only be valid for the Leased Premises and not for the Additional Leased Premises and its Additional Leased Facilities.

	d.	“Jam Kerja” berarti hari Senin sampai dengan Jumat, dari pukul 07.00 sampai dengan pukul 18.00 dan pukul 07.00 sampai dengan pukul 13.00 untuk hari Sabtu tidak termasuk hari libur nasional.		d)	“Working Hours” shall mean Monday to Friday, from 07:00 am to 6:00 pm and for Saturdays, from 07:00 am to 1:00 pm not including national holidays.

	e.

“BAST Awal” yaitu dokumen berita acara serah terima yang ditandatangani oleh Pihak Pertama dan Pihak Kedua yang menjadi acuan dalam penyerahan Ruangan Sewa sebagai tanda telah diserahkannya Ruangan Sewa dari Pihak Pertama kepada Pihak Kedua.

				e)

“Initial Handover Report” shall mean the handing over document signed by the First Party and the Second Party which shall become the basis of evidence in handing over the Leased Premises as an acknowledgement of delivery of the Leased Premises from the First Party to the Second Party.

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f.

“BAST Akhir” yaitu dokumen berita acara serah terima yang ditandatangani oleh Pihak Pertama dan Pihak Kedua yang menjadi acuan dalam pengembalian Ruangan Sewa sebagai tanda telah dikembalikannya Ruangan Sewa dari Pihak Kedua kepada Pihak Pertama.

f)

“Final Handover Report” shall mean the handover document signed by the First Party and the Second Party which shall become the basis of evidence in handing back the Leased Premises as an acknowledgement of return of the Leased Premises from the Second Party to the First Party.

g.	“Bagian Bersama” berarti lobby, dapur, toilet, koridor, dan lift yang digunakan secara bersama-sama dengan Badan Pengelola, Pihak Kedua serta pihak-pihak lain yang berhak untuk memasuki Plaza Asia.	g)	“Common Premises” shall mean lobby, kitchen, toilet, corridor and elevators used collectively between the Building Management, Second Party and other tenants having the rights to enter Plaza Asia.

h.	”Ruangan Sewa” berarti luas kotor Ruangan diukur dari permukaan terluar bagian dalam Plaza Asia yang permanent, tidak termasuk tiang structural yang berdiri bebas, tiang keliling atau pilar-pilar.	h)

“Leased Premises” shall mean the total area coverage of the premises measured from the outer surface of the permanent inner area of Plaza Asia , not including the structural pillars and the surrounding pillars.

i.	”Ruangan Sewa Tambahan” berarti Ruangan yang disewa tanpa menggunakan Fasilitas Tambahan yang hanya digunakan sebagai gudang yang seluruh biaya yang timbul langsung menjadi beban Pihak Kedua.	i)	“Additional Leased Premises:” shall mean the Leased Premises without Additional Facilities which shall only be used for storage, whereby the total direct costs shall be borne by the Second Party.

j.

”Fasilitas Sewa Tambahan” berarti sewa atas peralatan pendukung yang menggunakan ruang luar Plaza Asia tanpa menggunakan Fasilitas Tambahan yang hanya digunakan sebagai pendukung peralatan telekomunikasi atau promosi yang seluruh biaya yang timbul langsung menjadi beban Pihak Kedua.

j)

“Additional Leased Facilities” shall mean the lease for supporting equipment using the outside Plaza Asia space without using the Additional Facilities which is only used in supporting the telecommunications equipment or promotion which direct costs shall be borne by the Second Party.

k.	“Semi Gross” adalah Ruangan Sewa yang disewakan ditambah luas Bagian Bersama yang akan dihitung secara proporsional.	k)	“Semi Gross” shall mean the Leased Premises added with the Common Premises which shall be calculated proportionately.

l.	“Biaya Tambahan” berarti seluruh biaya-biaya lain yang timbul yang harus ditanggung oleh Pihak Kedua selain dari Harga Sewa dan Service Charge.	l)	“Additional Costs” shall mean all other costs which must be borne by the Second Party other than the Rental Price and Service Charge.

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m.

"Fasilitas Sewa" berarti setiap dan seluruh fasilitas yang diberikan oleh Pihak Pertama yang telah menunjuk Badan Pengelola kepada Pihak Kedua sebagaimana dimaksud Pasal 8 Perjanjian ini, yang termasuk ke dalam Harga Sewa dan Service Charge.

m)

“Leased Facilities” shall mean each and every facility provided by the First Party duly appointed by Building Management to the Second Party as mentioned in Article 8 of this Agreement, which is included in the Rental Price and Service Charge.

n.	"Harga Sewa" berarti harga penggunaan Ruangan Sewa yang dihitung Semi Gross sebagaimana diuraikan dalam Lampiran 3 yang merupakan satu kesatuan yang tidak terpisahkan dari Perjanjian ini.	n)	“Rental Price” shall mean the price in renting the Leased Premises calculated Semi-Gross as mentioned in attachment 3 which shall form an inseparable part to this Agreement.

o.	"Service Charge" berarti biaya Fasilitas Sewa yang saling melengkapi dengan Harga Sewa sebagaimana dimaksud dalam Lampiran 5 yang merupakan satu kesatuan yang tidak terpisahkan dari Perjanjian ini.	o)	“Service Charge” shall mean the cost of the Leased Facilities in addition to the Rental Price as mentioned in Attachment 5 which shall form an inseparable part to this Agreement.

p.

"Jaminan Sewa" berarti biaya jaminan dalam pembayaran Harga Sewa dan Service Charge sebesar 3 (tiga) bulan Harga Sewa sebagaimana dimaksud dalam Lampiran 3 dan Service Charge sebagaimana dimaksud dalam Lampiran 5 yang merupakan satu kesatuan yang tidak terpisahkan dari Perjanjian ini. Jaminan Sewa akan dikembalikan kepada Pihak Kedua dengan tanpa bunga maupun tambahan lain pada saat berakhirnya Jangka Waktu Sewa dengan ketentuan tidak ada lagi kewajiban Pihak Kedua yang belum dilaksanakan berdasarkan ketentuan Perjanjian ini.

p)

“Rental Deposit” shall mean the deposit for the payment of the Rental Price and Service Charge amounting to three months of the Rental Price as mentioned in the Attachment 3 and the Service Charge as mentioned in Attachment 5 which shall form an inseparable part to this Agreement.

q.

"Jaminan Telepon" berarti biaya jaminan dalam pembayaran biaya telepon yang besarnya ditentukan oleh Badan Pengelola sebagaimana disebutkan dalam Lampiran 4 yang merupakan satu kesatuan yang tidak terpisahkan dari Perjanjian ini. Jaminan Telepon akan dikembalikan oleh Badan Pengelola kepada Pihak Kedua dengan tanpa bunga maupun tambahan lain pada saat berakhirnya Jangka Waktu Sewa dengan ketentuan tidak ada lagi kewajiban Pihak Kedua yang belum dilaksanakan berdasarkan ketentuan Perjanjian ini.

q)

 “Telephone Deposit” shall mean a guaranteed deposit for the payment of telephone bills in which the amount is determined by the Building Management as mentioned in Attachment 4 which shall form an inseparable part to this Agreement. The Telephone Deposit shall be refunded from Building Management to the Second Party without interest or any other increments at the termination of the Lease Period with no further obligation from the Second Party that has not been executed based on the terms and conditions of this Agreement.

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	r.	“Lahan Parkir” Plaza Asia menyediakan Fasilitas Parkir :		r)	“Parking Space” – Plaza Asia shall provide parking facility :

		- Reserved and Unreserved parking dimana Pihak Kedua akan mendapatkan lokasi parkir Umum yang disediakan oleh Badan Pengelola.			-Reserved and Unreserved Parking whereby Second Party will receive on common parking space provided by Building Management.

1.2	Judul pasal Perjanjian ini diberikan hanya untuk memudahkan pembacaan Perjanjian dan tidak boleh dipakai untuk interprestasi makna Perjanjian atau suatu pasal dalam Perjanjian ini.		1.2	Article headings in this Agreement are only made for the purpose of easy reference and may not be used as interpretation of the meaning of this Agreement.

Pasal 2 Sewa Menyewa			ARTICLE 2 LEASE

2.1	Berdasarkan syarat-syarat dan ketentuan-ketentuan yang disebutkan dalam Perjanjian ini, Pihak Pertama dengan ini setuju untuk menyewakan kepada Pihak Kedua, Ruangan Sewa, Ruangan Sewa Tambahan (apabila ada) dan Fasilitas Sewa Tambahan (apabila ada) sebagaimana disebutkan dalam Lampiran 1 Perjanjian ini. Selama Jangka Waktu Sewa sebagaimana disebutkan dalam Lampiran 2 Perjanjian ini dengan membayar Harga Sewa sebagaimana disebutkan dalam Lampiran 3 Perjanjian ini dan membayar membayar Service Charge sebagaimana disebutkan dalam Lampiran 5 Perjanjian ini.		2.1

Based on the terms and conditions mentioned in this Agreement, the First Party hereby agrees to rent to the Second Party, Leased Premises, Additional Leased Premises (if any), and Additional Leased Facilities (if any) as mentioned in Attachment 1 in this Agreement. For the term of the Lease Period as mentioned in Attachment 2 in this Agreement, the Second Party must pay the Rental Price as mentioned in Attachment 3 in this Agreement and pay the Service Charge as mentioned in Attachment 5 in this Agreement.

2.2	Dengan ditandatangani dan dilaksanakannya kewajiban Pihak Kedua sebagaimana diatur dalam Perjanjian ini, Pihak Kedua berhak untuk menggunakan Bagian Bersama secara bersama- sama dengan pihak lainnya.		2.2	Upon signing and compliance of Second Party’s obligation, the Second Party has the right to use Common Premises collectively with other parties.

Pasal 3 Jangka Waktu Sewa dan Perpanjangannya			ARTICLE 3 LEASE TERM AND LEASE EXTENSION

3.1	Jangka Waktu Sewa adalah sebagaimana disebutkan dalam Lampiran 2 Perjanjian ini.		3.1.	Lease Term shall refer to Attachment 2 in this Agreement.

3.2	Dalam hal Pihak Kedua lalai dalam melaksanakan kewajibannya sebagaimana diatur dalam Perjanjian ini, maka Pihak Pertama berhak untuk mengakhiri Jangka Waktu Sewa yang telah disebutkan dalam Pasal 3.1.		3.2.	In the event, Second Party fails to meet its obligations according to this Agreement, First Party reserves the right to terminate the Lease Period as mentioned in Article 3.1.

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3.3	Jangka Waktu Sewa yang disebutkan dalam Pasal 3.1 tidak termasuk Grace Period guna menata Ruangan Sewa sebagaimana diatur dalam Pasal 6 Perjanjian ini, Grace Period akan dihitung dari sejak dilakukannya BAST Awal Ruangan Sewa.	3.3.

The Lease Period mentioned in Article 3.1 will not include Grace Period as stipulated in Article 6 of this Agreement. Grace Period shall be calculated from the commencement of the Leased Premises Initial Handover Report.

3.4.	Jangka Waktu Sewa dihitung dari sejak berakhirnya Grace Period.	3.4.	Lease Period shall commence from the end of the Grace Period.

3.5	Pihak Kedua berhak untuk memperpanjang Jangka Waktu Sewa dengan memberitahukan kepada Pihak Pertama selambat-lambatnya 3 (tiga) bulan sebelum berakhirnya Jangka Waktu Sewa.	3.5.	The Second party has the right to extend the Lease Period by notifying the First Party at the latest within 3 (three) months prior to the expiration of the Lease Period.

3.6	Dalam hal Pihak Kedua memohon perpanjangan Jangka Waktu Sewa sebagaimana disebutkan dalam Pasal 3.5, Pihak Pertama berhak menentukan syarat-syarat dan ketentuan-ketentuan lain untuk jangka waktu perpanjangan tersebut, baik mengenai Jangka Waktu Sewa, Harga Sewa, Service Charge, Biaya Tambahan maupun mengenai syarat-syarat lain sehubungan dengan perpanjangan Jangka Waktu Sewa tersebut.	3.6.

In the event the Second Party applies for the extension of the Lease Period as stipulated in Article 3.5, the First Party reserves the right to determine other terms and conditions for the extension period such as : Rental Period, Rental Price, Service Charge, Additional Charges, including other conditions regarding Lease Period.

3.7	Apabila Pihak Kedua tidak dapat menyetujui syarat- syarat baru sebagaimana disebutkan dalam Pasal 3.6, maka Pihak Pertama berhak menentukan bahwa Jangka Waktu Sewa tidak dapat diperpanjang dan dengan sendirinya berakhir pada tanggal yang disebutkan dalam Lampiran 2 Perjanjian ini.	3.7.

In the event the Second Party does not agree to the new terms and conditions as mentioned in Article 3.6, the First Party reserves the right to automatically terminate the Lease Period on the date mentioned in Attachment 2 of this Agreement.

3.8	Apabila Pihak Kedua bermaksud untuk mengakhiri sewa menyewa sebelum berakhirnya Jangka Waktu Sewa, maka Pihak Kedua harus terlebih dahulu melunasi seluruh kewajiban pembayaran Harga Sewa dan Service Charge dan Biaya lain yang wajib dibayar oleh Pihak Kedua menurut Perjanjian ini sampai dengan berakhirnya Jangka Waktu Sewa dan/atau Pihak Kedua harus terlebih dahulu mencarikan penyewa pengganti yang diseujui Pihak Pertama untuk melanjutkan sewa Ruangan Sewa dalam Jangka Waktu Sewa.	3.8.

In the event the Second Party intends to end the lease before the expiration of the Lease Period, the Second Party is obliged to settle the full Rental Price, Service Charge and all other fees and charges according to this Agreement, and/or Second Party has to find a replacement tenant that is approved by the First Party to continue to lease the Leased Premises within the Leased Period.

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Pasal 4 Syarat Penempatan Ruangan Sewa Dan Asuransi			ARTICLE 4 CONDITIONS FOR OCCUPYING THE LEASED PREMISES AND INSURANCE

4.1	Pihak Kedua berhak menempati Ruangan Sewa jika telah memenuhi semua ketentuan dibawah ini:		4.1	The Second Party has the right to occupy Leased Premises upon complying to the following :

	4.1.1	Perjanjian serta dokumen lain yang disyaratkan dalam Perjanjian telah ditandatangani sebagaimana mestinya;		4.1.1	Signing of the Agreement and submission of all other pertinent documents.

	4.1.2	Pihak Kedua telah membayarkan Jaminan Sewa dan Jaminan Telepon		4.1.2	Payment of Rental Deposit and Telephone Deposit .

4.2	hal-hal yang berkaitan dengan Ruangan Sewa, Ruangan Sewa Tambahan (apabila ada), dan Fasilitas Sewa Tambahan telah seluruhnya disepakati oleh Pihak Pertama dan pihak Kedua sebagaimana disebutkan dalam Lampiran 1 Perjanjian ini		4.2

Matters that relate to the Leased Premises, Additional Leased Premises (if any), and the Additional Lease Facilities had all been agreed upon by the First Party and the Second Party as mentioned in Attachment 1 to this Agreement.

4.3

Dalam hal terjadi keterlambatan Pihak Kedua untuk menempati Ruangan Sewa, Ruangan Sewa Tambahan (apabila ada), dan Fasilitas Sewa Tambahan yang disebabkan oleh kegagalan dan/atau kelalaian Pihak Kedua sendiri dalam menyelesaikan penataan Ruangan Sewa dan atau dalam waktu yang ditetapkan sebagaimana dimaksud Pasal 3.3 Perjanjian ini, maka Pihak Kedua membebaskan Pihak Pertama dari tanggung jawab apapun dan keterlambatan itu tidak dapat mempengaruhi tanggal dimulainya Jangka Waktu Sewa, yang akan tetap dihitung mulai dari tanggal yang sudah ditetapkan dalam Lampiran 2 Perjanjian ini, sehingga Harga Sewa tetap harus dihitung sejak tanggal tersebut.

			4.3

In the event that there is a delay in the Second Party to occupy the Leased Premises, Additional Leased Premises (if any), and Additional Lease Facilities caused by the failure and or negligence of the Second Party in arranging the Leased Premises, and or within the time as determined in Article 3.3 of this Agreement, the Second Party releases the First Party from any responsibility whatsoever and such delay shall not influence the commencement date of the Lease Period, which shall be calculated starting from the date determined in Attachment 2 to this Agreement, so that the Rental Price shall be calculated since such date.

4.4	Berkaitan dengan asuransi Plaza Asia yang dilakukan oleh Pihak Pertama sebagaimana diatur dalam Pasal 12 Perjanjian ini, Pihak Kedua dalam Ruangan Sewa wajib untuk tidak melakukan hal-hal yang sekiranya dapat membatalkan asuransi Plaza Asia, Pihak Pertama atau melakukan hal-hal yang dapat menambah rating resiko asuransi Plaza Asia Pihak Pertama. Sekiranya hal-hal tersebut dilakukan oleh Pihak Kedua, maka Pihak Kedua bertanggung jawab untuk membayar Biaya Tambahan guna membayar premi asuransi Plaza Asia Pihak Pertama sesuai dengan peningkatan premi yang terjadi karena meningkatnya resiko.		4.4

In relation to the insurance of the Plaza Asia Building conducted by the First Party as mentioned in Article 12 of this Agreement, the Second Party in the Leased Premises is obliged not to perform any acts which may cancel the Plaza Asia insurance conducted by the First Party or perform acts which may increase the insurance risk rating of Plaza Asia. If such matters are in any way performed by the Second Party, then the Second Party shall be responsible to pay the Additional Costs for the insurance premium of Plaza Asia placed by the First Party in accordance to the increase in the premium caused by the increase in the risk.

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Pasal 5 Harga Sewa dan Denda-denda		ARTICLE 5 RENTAL PRICE AND RENTAL FINES

5.1	Harga Sewa Ruangan Sewa dan hal-hal yang berhubungan dengan Harga Sewa adalah sebagaimana disebutkan dalam Lampiran 3 Perjanjian ini.	5.1	The Rental Price of the Leased Premises and matters relating to the Rental Price are as mentioned in Attachment 3 to this Agreement.

5.2	Harga Sewa dan Service Charge yang diperhitungkan adalah berdasarkan perhitungan Semi Gross.	5.2	The Rental Price and Service Charge calculated are based on the calculation of the Semi Gross.

5.3	Pihak Kedua wajib membayarkan Jaminan Sewa dan Jaminan telepon Bersamaan dengan penandatanganan Perjanjian ini dengan mendapatkan tanda penerimaan yang sah dari Pihak Pertama.	5.3	The Second Party is obliged to pay the Rental Deposit and the Telephone Deposit upon the signing of this Agreement by receiving the valid receipt from the First Party.

5.4	Pihak Pertama akan mengeluarkan tanda penerimaan yang sah terhadap setiap dan seluruh pembayaran yang dilakukan oleh Pihak Kedua, apabila pembayaran tersebut telah diterima dalam rekening Pihak Pertama.	5.4	The First Party will issue a valid receipt for each and every payment made by the Second Party, if such payment had been received into the account of the First Party.

5.5	Apabila Pihak Kedua lalai untuk melakukan pembayaran Harga Sewa, Service Charge dan Biaya Lain yang telah jatuh tempo selama lebih dari 30 (tiga) puluh hari dari tanggal yang telah ditentukan, maka Pihak Pertama akan mengenakan denda sebesar 2,5% (dua setengah) persen per bulan dari jumlah pembayaran yang telah jatuh tempo tersebut yang dihitung dari tanggal jatuh tempo sampai dengan tanggal pembayaran.	5.5

If the Second Party is negligent in paying the Rental Price, Service Charge and Other Costs having the maturity date for more than 30 (thirty) days from the determined date, the First Party shall impose a penalty of 2, 5% (two and a half per cent) per month from the total payments having the maturity date calculated from the date of the maturity date until the payment date.

5.6	Pembayaran yang dilakukan diluar ketentuan dalam Perjanjian tidak berlaku dan tidak mengikat bagi Pihak Pertama. Pihak Kedua harus dianggap belum melakukan pembayaran sebagaimana mestinya oleh Pihak Pertama.	5.6

Payments made different from the provisions in this Agreement shall not be valid and not binding for the First Party. The Second Party shall be deemed by the First Party as having not made any payments as it should.

5.7.	Keterlambatan Pihak Kedua menempati Ruangan Sewa ataupun terhentinya pemakaian Ruangan Sewa atas kehendak Pihak Kedua atau karena sebab lain tidak membebaskan Pihak Kedua dari kewajibannya untuk membayar Harga Sewa, Service Charge dan Biaya Lain yang wajib dibayar oleh Pihak Kedua berdasarkan Perjanjian ini	5.7

The delay of the Second Party in occupying the Leased Premises or the termination in using the Leased Premises as decided by the Second Party or due to other reasons shall not release the Second Party from its obligations to pay the Rental Price, Service Charge and Other Costs which are obliged to be paid by the Second Party pursuant to this Agreement.

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Pasal 6 Penataan Ruangan Sewa		ARTICLE 6 DESIGN/ARRANGEMENT OF LEASED PREMISES

6.1	Untuk keperluan penataan Ruangan Sewa, Pihak Kedua harus terlebih dahulu memberikan design dari tata ruang Ruangan Sewa dan kontraktor yang ditunjuk oleh Pihak Kedua selambat-lambatnya 3 (tiga) hari sebelum dimulainya jangka waktu penataan Ruangan Sewa sebagaimana dimaksud dalam Pasal 3.3 di atas, untuk memperoleh persetujuan terlebih dahulu dari Pihak Pertama dan Badan Pengelola, persetujuan Pihak Pertama wajib diberikan jika tidak ada dasar-dasar yang kuat untuk menolaknya, dan selanjutnya Pihak Kedua wajib berkoordinasi dengan Building Manager Badan Pengelola.	6.1

For purposes of arranging the Leased Premises, the Second Party must first give the design of the lay out of the Leased Premises and the contractor appointed by the Second Party at the latest within 3 (three) days prior to starting the period for arranging the Leased Premises as meant in Article 3.3 mentioned above, to obtain prior approvals from the First Party, the approval of the First Party and Building Management is obliged to be given if there are no solid grounds for refusal and further the Second Party is obliged to coordinate with the Building Manager Building Management.

6.2	Penataan Ruangan Sewa dan perubahannya dilakukan oleh Pihak Kedua atas biaya Pihak Kedua, dan harus diselesaikan oleh Pihak Kedua dalam Grace Period yang ditentukan dalam pasal 3.3 Perjanjian ini.	6.2

The arrangement of the Leased Premises and its changes are to be conducted by the Second Party on its own costs, and must be completed by the Second Party within the Grace Period determined in article 3.3 of this Agreement.

6.3	Semua tindakan baik yang disengaja maupun tidak disengaja, kelalaian atau kealpaan wakil-wakil atau karyawan Pihak Kedua atau kontraktor yang ditunjuk Pihak Kedua sendiri dalam melaksanakan penataan Ruangan Sewa dianggap sebagai tindakan, kelalaian atau kealpaan Pihak Kedua dan sepenuhnya menjadi tanggung jawab Pihak Kedua.	6.3

All acts either intentional or unintentional, negligence or misconduct of the representatives or employees of the Second Party or the contractor appointed by the Second Party in arranging the Leased Premises shall be deemed to be an act, negligence or misconduct of the Second Party and shall be the full responsibility of the Second Party.

6.4	Pihak Kedua wajib membayar ganti rugi kepada Pihak Pertama atas semua kerugian yang diderita oleh Pihak Pertama atas Ruangan Sewa sebagai akibat dari penataan Ruangan Sewa atau dari adanya tuntutan pihak ketiga berkenaan dengan pelaksanaan penataan Ruangan Sewa tersebut.	6.4

The Second Party is obliged to pay compensation damages to the First Party for all loss and damages suffered by the First Party on the Leased Premises as a result of arranging the Leased Premises or due to claims from third parties in relation to the arrangement of such Leased Premises.

Pasal 7 Penggunaan Ruangan Sewa		ARTICLE 7 UTILIZATION OF LEASED PREMISES

7.1	Pihak Kedua hanya diperkenankan untuk menggunakan Ruangan Sewa sesuai peruntukannya yaitu sebagai Ruangan Kantor, dan tidak boleh memakai Ruangan Sewa untuk ruang usaha lainnya kecuali disetujui secara khusus oleh Pihak Pertama.	7.1

The Second Party shall  only  be  permitted  to utilize the Leased Premises in accordance with its use namely for office space, and shall not use the Leased Premises for other business matters except if specifically approved by the First Party.

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7.2	Jika Pihak Kedua menggunakan Ruangan Sewa menyimpang dari tujuan yang disebut dalam Pasal 7.1 diatas tanpa mendapatkan persetujuan Pihak Pertama dan Pihak Pertama telah memberikan teguran tertulis mengenai hal tersebut sebanyak 3 (tiga) kali kepada Pihak Kedua, maka Pihak Pertama berhak dan dengan ini diberi kuasa oleh Pihak Kedua untuk menutup Ruangan Sewa, sampai Pihak Kedua menyatakan secara tertulis kepada Pihak Pertama bahwa Ruangan Sewa akan dipergunakan untuk maksud tersebut pada Pasal 7.1 di atas.		7.2

If the Second Party utilize the Leased Premises for purposes in deviation to those mentioned in Article 7.1 above without obtaining the approvals from the First Party and the First Party had given a warning in writing regarding such matter as much as 3 (three) times to the Second Party, the First Party is entitled and is hereby given powers by the Second Party to close the Leased Premises, until the Second Party declares in writing to the First Party that the Leased Premises shall be utilized for such purpose as mentioned in Article 7.1.

Pasal 8 Fasilitas			ARTICLE 8 FACILITIES

8.1	Selama Jam Kerja dalam Jangka Waktu Sewa, dengan telah dilaksanakannya pembayaran Harga Sewa dan Service Charge sebagaimana diatur dalam Perjanjian ini. Badan Pengelola menyediakan fasilitas yang akan diperinci lebih lanjut dalam Lampiran 4 Perjanjian ini, yang meliputi fasilitas- fasilitas sebagai berikut:		8.1

During the Working Hours in the Leased Term, by paying the Rental Price and Service Charge as stipulated in this Agreement, the Building Management provides facilities which shall be further detailed in Attachment 4 of this Agreement, which include the following facilities:

	a.	Aliran Listrik		a.	Electric Power

		Ruangan Sewa akan dilengkapi aliran listrik dari PT Perusahaan Listrik Negara (Persero) (“PLN”), dengan daya yang besarnya telah ditetapkan oleh Badan Pengelola.			The Leased Premises shall be powered by electricity from PT Perusahaan Listrik Negara (“PLN”) with the capacity power as determined by the Building Management.

		Pihak Pertama juga menyediakan generator yang sewaktu-waktu akan digunakan apabila terjadi pemadaman listrik dari PLN.			The First Party shall also provide a generator which shall be used in the event that there is a power shut down from PLN.

		Hal-hal sehubungan dengan fasilitas aliran listrik yang diperoleh Pihak Kedua sebagaimana tersebut di atas akan dirinci lebih lanjut dalam Lampiran 4 dan Lampiran 5 Perjanjian ini.			Matters relating to the electricity facility obtained by the Second Party as mentioned above shall be further detailed in Attachment 4 and Attachment 5 to this Agreement.

	b.	Air Conditioning/Pendingin Ruangan		b.	Air Conditioning

		Ruangan Sewa dilengkapi dengan Air Conditioning/Pendingin Ruangan dengan sistem VRV			The Leased Premises shall be equipped with a VRV air conditioning system.

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c.	Telepon	c.	Telephone

Pihak Kedua dapat mengajukan permohonan tertulis kepada Badan Pengelola untuk mengurus sambungan telepon dan/atau sambungan langsung (direct line) kepada perusahaan penyedia sarana telekomunikasi (“Telecom Provider”) kedalam Ruangan Sewa, dimana besarnya biaya pemasangan akan ditentukan kemudian oleh Badan Pengelola. Biaya yang timbul atas sambungan telepon dan/atau sambungan langsung akan sepenuhnya menjadi tanggungan Pihak Kedua dan harus dibayar oleh Pihak Kedua sebelum dilakukan pemasangan sambungan telepon.

The Second Party may submit a written application to the Building Management to request a telephone installation and /or direct line to the Telecom Provider Company to the Leased Premises, in which the amount of the installation costs shall be later determined by the Building Mangement.. The costs which arise due to the telephone installation and or direct line shall be the full responsibility of the Second Party and must be paid by the Second Party prior to making the telephone installation.

Biaya-biaya dengan nama apapun juga yang dikenakan untuk pemakaian telepon dalam Ruangan Sewa menjadi tanggungan dan wajib dibayar oleh Pihak Kedua kepada Telecom Provider melalui Pihak Pertama dan/atau langsung kepada Telecom Provider.

Costs in whatever term imposed on the use of the telephone in the Leased Premises shall be the responsibility and is obliged to be paid by the Second Party to the Telecom Provider Company through the First Party and or direct to the Telecom Provider Company.

	Pihak Kedua tidak berhak untuk mengalihkan pemakaian saluran telepon tersebut kepada pihak lainnya kecuali atas persetujuan tertulis Pihak Pertama.		The Second Party is not entitled to assign the use of the telephone line to other parties except upon the written approval of the First Party.

	Hal-hal sehubungan dengan fasilitas telepon yang diperoleh Pihak Kedua sebagaimana akan dirinci lebih lanjut dalam Lampiran 4 dan Lampiran 5 Perjanjian ini.		Matters relating to telephone facilities obtained by the Second Party shall be further detailed in Attachment 4 and Attachment 5 to this Agreement.

d.	Kebersihan	d.	Cleanliness

Pihak Pertama bertanggung jawab untuk memelihara kebersihan Plaza Asia dan di tempat-tempat umum dalam kompleks Plaza Asia yang meliputi Bagian Bersama, bagian luar bangunan termasuk tiang, balok, jendela, tirai matahari, dinding luar, halaman depan, tepi jalan dan taman, halaman parkir mobil, jalan masuk, jembatan serta tempat pembuangan sampah.

The First Party is responsible to maintain the cleanliness of Plaza Asia and in public places within the Plaza Asia compound which include the Common Premises, outer parts of the building including pillars, piles, windows, sun shield curtains, outer walls, front terrace, and sideways, garden, car parking area, entrance road, bridge, and garbage waste disposal.

	Pihak Kedua wajib menjaga kebersihan Ruangan Sewa.		The Second Party is obliged to keep the Leased Premises clean.

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e.	Parkir	e.	Parking

Badan Pengelola menyediakan tempat parkir dan semua kendaraan baik milik karyawan, pimpinan dan tamu Pihak Kedua harus diparkir ditempat yang telah disediakan dengan dikenai tarif parkir sesuai dengan ketentuan yang berlaku.

The Building Management shall provide parking space and all vehicles either owned by the employees, management or guests of the Second Party must be parked at the space provided and shall be charged a parking tarif in accordance with prevailing rules.

	Badan Pengelola menyediakan fasilitas parkir unreserved dengan selama Jangka Waktu Sewa sesuai dengan pertimbangan Pihak Pertama.		The Building Management shall provide unreserved parking facilities during the Lease Term as may be considered by the First Party.

Badan Pengelola tidak bertanggung jawab atas kerusakan maupun kehilangan kendaraan maupun bagian-bagiannya baik dibagian luar maupun bagian dalam kendaraan yang terjadi dalam lingkungan parkir yang disediakan Badan Pengelola.

The Building Management shall not be responsible for the damage and loss of the cars and or its parts whether the inner or the outer parts within the parking vicinity provided by the Building Management.

	Hal-hal sehubungan dengan fasilitas parkir yang diperoleh Pihak Kedua sebagaimana akan diperinci lebih lanjut dalam Lampiran 4 Perjanjian ini.		Matters in relation to parking facilities obtained by the Second Party shall be further detailed in Attachment 4 of this Agreement.

f.	Keamanan	f.	Security

Building Management akan memberikan pelayanan tim keamanan yang akan bertugas selama 24 (dua puluh empat) jam setiap hari untuk menjaga keamanan di lokasi Plaza Asia dan sekitarnya, tetapi tidak termasuk dalam Ruangan Sewa.

The Building Management shall provide security by assigning a team which shall be on guard for 24 (twenty four) hours every day to protect the security at the Plaza Asia and its vicinity, but not including the Leased Premises.

g.	Lift	g.	Elevators

	Pihak Pertama menyediakan 10 (sepuluh) buah lift penumpang dan lift barang yang berkecepatan tinggi untuk dipergunakan secara bersama-sama oleh para penyewa Plaza Asia		The First Party shall provide 10 (ten) high speed passenger elevators and service elevator to be used collectively by the tenants of Plaza Asia.

h.	Peralatan Sanitary	h.	Sanitary Equipment

	Badan Pengelola sesuai dengan jadwal pemeliharaan yang wajar akan menyediakan kertas tissue dan sabun pencuci tangan di setiap toilet yang ada pada Plaza Asia.		The Building Mangement in accordance with a reasonable maintenance schedule shall provide tissue paper and hands washing soap in each toilet in the Plaza Asia.

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i.	Bagian Informasi	i.	Information section

	Badan Pengelola akan menempatkan resepsionis atau petugas di lobi utama untuk memberikan pelayanan informasi dan pemanggilan mobil.		The Building Management shall place a receptionist or a personnel in the main lobby to provide information service and car calling.

j.	Pembuangan Air Limbah	j.	Water Waste Disposal

	Badan Pengelola menyediakan sarana pemrosesan limbah dari toilet dan tempat pencucian piring, untuk selanjutnya akan disalurkan ke tempat penampungan yang disediakan oleh Badan Pengelola.		The Building Management shall provide waste process facilities from the toilet and dish washer bin to be further processed to disposal places provided by the Building Management.

k.	Pembuangan Sampah	k.	Garbage Disposal

	Badan Pengelola akan menyiapkan petugas khusus yang setiap harinya akan melakukan pembuangan sampah-sampah Penyewa ke luar Plaza Asia.		The Building Management shall provide special personnel on a daily basis and shall dispose garbage of the Tenants to places outside the Plaza Asia.

l.	Air	l.	Water

	Air akan disediakan oleh Badan Pengelola pada tempat-tempat tertentu di dalam Plaza Asia yang dapat dipergunakan secara bersama-sama oleh Badan Pengelola, Pihak Kedua dan penyewa lainnya.		Water shall be provided by the Building Management at certain places within the Plaza Asia and which shall be utilized collectively by the Building Management, Second Party and other Tenants.

Penggunaan Ruangan Sewa selain untuk perkantoran atau yang sejenis akan diterapkan meter atas penggunaan air dengan tarif yang ditentukan oleh Badan Pengelola yang wajib dibayar oleh Pihak Kedua bersamaan dengan pembayaran Harga Sewa dan Service Charge.

The utilization of the Leased Premises other than for office use or the similar activities shall be installed a metering system for the use of water with a tariff determined by the Building Management and obligated to be paid by the Second Party upon the same time as payment is made for the Rental Price and Service Charge.

m.	Penanggulangan Kebakaran	m.	Handling of Fire

	Badan Pengelola akan melengkapi Plaza Asia dengan sistem alarm dan alat pemadam kebakaran.		The Building Management shall equip Plaza Asia with an alarm system and fire extinguisher equipment.

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Pasal 9 Service Charge dan Lain-lain			ARTICLE 9 SERVICE CHARGE AND OTHERS

9.1	Pihak Kedua setuju dan wajib membayar kepada Badan Pengelola Service Charge yang besarnya sebagaimana disebutkan dalam Lampiran 5 Perjanjian ini.		9.1	The Second Party agrees and is obliged to pay to the Building Management a Service Charge which amount is as mentioned in Attachment 5 to this Agreement.

9.2	Service Charge tersebut diatas tidak termasuk biaya pemakaian telepon, listrik dan pendingin ruangan.		9.2	The Service Charge mentioned above shall not include the telephone use, electricity and Air Conditioning.

9.3	Keterlambatan Pihak Kedua menempati Ruangan Sewa ataupun terhentinya pemakaian Ruangan Sewa atas kehendak Pihak Kedua atau karena sebab lain tidak membebaskan Pihak Kedua dari kewajibannya untuk membayar Service Charge yang wajib dibayar oleh Pihak Kedua berdasarkan Perjanjian ini		9.3

The delay of the Second Party to utilize the Leased Premises or the termination of the utilization of Leased premises as decided by the Second Party or due to other reasons shall not release the Second Party from its obligations to pay the Service Charge which is obliged to be paid by the Second Party pursuant to this Agreement.

9.4	Biaya Service Charge akan ditinjau kembali yang akan dilakukan atas kebijakan Badan Pengelola dengan pertimbangan karena meningkatnya biaya untuk barang-barang, yang akan ditetapkan oleh Pihak Pertama berdasarkan penetapan atas biaya beban. Biaya untuk menyediakan service akan ditentukan oleh Badan Pengelola setiap tahun kecuali karena keadaan yang tak terduga dan khusus tetapi tidak terbatas pada keadaan yang tak terduga dan khusus tetapi tidak terbatas pada keadaan umum dari yang sebelumnya meliputi :		9.4.

The Service Charge shall be subject to review, which shall be made at the sole discretion of the Building Management with due consideration to increases of cost for the aforesaid items. The Service Charge will be assessed by the First Party.The cost of providing services shall be determined by the Building Management on an annual basis except due to unforeseen circumstances and in particular but without limiting the generality of the foregoing, shall include :

	9.4.1	Biaya operational dan pemeliharaan termasuk perbaikan pada fasilitas umum meliputi parkir dan semua area lainya dalam gedung yang tidak dengan sengaja termasuk sewa, meliputi listrik, penyejuk ruangan (AC), pipa-pipa ledeng, saluran pembuangan air, pencegahan kebakaran, sistim komunikasi telepon, biaya pegawai, kontrak manajemen dan servis yang berhubungan dengan persyaratan ini, biaya keamanan, pembuangan sampah, pertamanan, pemeliharaan luar dan dalam Gedung serta kebersihan Gedung.		9.4.1.

The cost of operating and maintaining including repairs to the Common Facilities including parking and all other areas of the building not expressly under lease, including the electrical, air conditioning, plumbing, drainage, fire prevention, telephone communication system and the cost of employees, management and service contracts related thereto, the cost of security, rubbish removal, landscaping, external and internal maintenance and cleaning of the building.

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	9.4.1.2.

Biaya operational dan pemeliharaan termasuk pemeliharaan perbaikan system penyediaan air bersih, perbaikan system penyaluran air kotor dan pembuangan air, penanganan saluran kotoran dan system- sistem yang terkait lainya, pemeliharaan perbaikan lift yang digunakan di Gedung, pemeliharaan termasuk perbaikan system perlindungan kebakaran, termasuk sprinkler, detector asap dan panas, hidran dan alat pemadam kebakaran jenis portable bersama dengan semua pompa-pompa, alarm-alarm dan peralatan lainya, pemeliharaan struktur Gedung termasuk system kedap air pada penutup atap dan tembok serta jendela luar, pengecetan bagian luar, pemasangan pipa luar, biaya penyediaan jasa kebersihan, fasilitas umum, biaya penyediaan kertas toilet dan sabun. Biaya penyediaan asuransi Gedung termasuk Polis kebakaran dan bahaya, tanggung jawab kecelakaan umum serta kerugian biaya sewa atau asuransi. Biaya atas semua bea dan Pajak Bumi dan Bangunan dan semua surat ijin dari pemerintah.

		9.4.1.2.

The cost of operating and maintaining including repairing the water supply, repairing the sewerage and drainage system, Treatment Plant and related systems, repairing the lifts used in the building, repairing the fire protection systems including sprinklers, smoke heat detectors, hydrants and fire extinguishers together with all associated pumps, alarms and other apparatus, repairs the main fabric of the building including the water proofing of the roof coverings, external paint work and cladding and the external piping. The cost of all utilities supplied, cleaning services to all common facilities, supplying toilet paper, soap. The cost of providing such insurances including fire and perils policy, public liability and loss of rents insurances, The cost of all rates and personal property taxes and any all governmental permits.

Pasal 10 Pajak-pajak		ARTICLE 10 TAXES

Pajak-pajak yang ditimbulkan dari Perjanjian ini akan menjadi tanggung jawab dari masing-masing pihak, dengan ketentuan sebagai berikut:		The taxes which arise from this Agreement shall be the responsibility of each respective party, with the following provisions:

10.1	Pihak Pertama wajib membayar pajak-pajak yang menurut hukum dan peraturan perpajakan di Indonesia wajib dibayar oleh Pihak Pertama sesuai dengan tarif yang sudah ditetapkan termasuk akan tetapi tidak terbatas pada Pajak Bumi Bangunan atas Plaza Asia.	10.1

The First Party is obligated to pay the taxes which in accordance with the tax laws and regulations in Indonesia is obliged to be paid by the First Party in line with the tarif determined including but not limited to the Land and Building Tax of Plaza Asia..

10.2	Semua pajak (termasuk Pajak Pertambahan Nilai) dan pungutan lain yang sewaktu-waktu dikenakan berhubung dengan pemakaian atau sewa-menyewa Ruangan Sewa serta semua pajak, iuran, sumbangan atau pungutan lain yang berkenaan dengan usaha Pihak Kedua, seluruhnya harus ditanggung dan dibayar oleh Pihak Kedua tepat pada waktunya.	10.2

All taxes ( including Value Added Tax) and other levies which shall from time to time be imposed in relation to the utilization or lease of the Leased Premises and all taxes, stipends, donations or other levies in relation to the business of the Second Party, all must be borne and paid by the Second Party in a punctual manner.

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Pasal 11 Kewajiban-kewajiban dan Tanggung Jawab Pihak Kedua			ARTICLE 11 OBLIGATIONS AND RESPONSIBILITIES OF THE SECOND PARTY

Selama Jangka Waktu Sewa, Pihak Kedua berkewajiban untuk:			During the Lease Period, the Second Party is obligated to:

A.	Pembayaran Harga Sewa dan Biaya-Biaya Lain		A.	Payment of Rental Price and Other Costs

a.

Pihak Kedua wajib membayar Harga Sewa, Service Charge, dan Biaya Lain termasuk biaya pemakaian listrik dan pendingin ruangan, dan biaya telepon yang menjadi kewajibannya berdasarkan Perjanjian ini tepat pada waktunya.

a.

The Second Party is obligated to pay the Rental Price, Service Charge, and Other Costs including the costs of electricity and air conditioning and the telephone costs which are its obligations pursuant to this Agreement and which must be paid in time.

	b.	Jika Pihak Kedua terlambat membayar jumlah tersebut, Pihak Kedua wajib membayar denda sebagaimana ditetapkan dalam Pasal 5 Perjanjian ini.		b.	If the Second Party is late in making these payments, the Second Party is obliged to pay the penalties as determined in Article 5 of this Agreement.

c.

Jika keterlambatan pembayaran jumlah tersebut dalam butir a diatas, melampaui 30 (tiga puluh) hari sejak saat pembayaran itu seharusnya dilakukan, Pihak Pertama berhak memutuskan aliran listrik dalam Ruangan Sewa dan Pihak Pertama hanya setuju untuk menghubungkan kembali aliran listrik setelah seluruh jumlah yang terhutang telah dilunasi sebagaimana mestinya oleh Pihak Kedua.

c.

If the delay in such payment as mentioned in item a above exceeds 30 (thirty) days since such payment should had actually been made, the First Party is entitled to cut off the electric power to the Leased Premises and the First Party shall only agree to connect the electric power after all the outstanding debts had been paid accordingly by the Second Party.

		Dalam hal demikian Pihak Kedua wajib membayar biaya pemasangan kembali aliran listrik sesuai peraturan yang berlaku.			In such matter the Second Party is obligated to pay the installation costs for the electric power in accordance with the prevailing rules.

d.

Jika keterlambatan pembayaran tersebut diatas berlangsung selama 90 (sembilan puluh) hari berturut-turut atau terjadi keterlambatan pembayaran untuk ketiga kalinya dalam setahun kalender, Pihak Pertama berhak secara sepihak mengakhiri Perjanjian, dengan cara memberitahukan pengakhiran ini secara tertulis kepada Pihak Kedua sesuai Pasal 15 Perjanjian.

d.

If such delay in the payment endures for 90 (ninety) consecutive days or in the case of a delay in payment for the third time in one calendar year, the First Party is entitled unilaterally to terminate this Agreement by notifying this termination in writing to the Second Party in accordance with Article 15 of this Agreement.

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B	Penggunaan Ruangan Sewa		B.	Utilization of Leased Premises

	a.	Pihak Kedua wajib mempergunakan Ruangan Sewa sesuai dengan peruntukannya sebagaimana tersebut dalam Pasal 7.1		a.	The Second Party is obligated to utilize the Leased Premises in accordance with its use as mentioned in Article 7.1.

b.

Pihak Kedua berjanji bahwa Ruangan Sewa baik sebagian maupun seluruhnya, tidak akan dipergunakannya untuk melakukan perbuatan yang bertentangan dengan hukum, termasuk tetapi tidak terbatas pada tempat judi, tempat perbuatan maksiat maupun perbuatan lain yang melanggar norma-norma kesusilaan.

b.

The Second Party promises that the Leased Premises either in part or its entirety shall not be utilized for acts that are in violation to the laws, including but not limited to gambling, indecent acts or other acts violating the moral and ethics

c.

Pihak Kedua wajib memperhatikan dan menaati peraturan perundang-undangan yang berlaku yang berhubungan dengan sewa menyewa, dan pelanggaran terhadap peraturan-peraturan yang dimaksud adalah sepenuhnya menjadi tanggung jawab Pihak Kedua sendiri.

				c.	The Second Party is obliged to observe and follow the prevailing laws in relation to lease and violations towards such regulations shall become the responsibility of the Second Party.

	d.	Pihak Kedua berjanji untuk mencegah agar dalam Ruangan Sewa tidak terjadi perbuatan yang dapat menimbulkan kerusakan atau keributan atau gangguan pada Pihak Pertama atau pada pihak lainnya.		d.	The Second Party promises to avoid any acts which may cause damage, or commotion, or disturbances to the First Party or to other parties.

	e.	Pemasangan, penambahan dan perubahan instalasi listrik harus seizin Pihak Pertama dan dilakukan baik oleh Pihak Pertama atau kontraktor Pihak Kedua, seluruhnya atas beban biaya Pihak Kedua.		e.

The installation, additions and changes to the electric installation must obtain a prior approval from the First Party and shall be conducted either by the First Party or the contractor of the Second Party all at the costs of the Second Party.

	f.	Segala pekerjaan reparasi pada Ruangan Sewa, termasuk tetapi tidak terbatas pada instalasi listrik hanya boleh dilakukan oleh Pihak Pertama atau wakilnya atau pihak yang ditunjuk Pihak Pertama.		f.	All repair work in the Leased Premises, including but not limited to the electric installation may only be conducted by the First Party or its representative or the party appointed by the First Party.

g.

Pihak Kedua wajib memelihara semua bagian Ruangan Sewa termasuk semua pintu, barang-barang yang melekat pada Ruangan Sewa kepunyaan Pihak Pertama dan Bagian Bersama dalam keadaan baik dan bersih, serta menggantikan bagian yang rusak atau mengadakan perbaikan, semuanya itu atas biaya Pihak Kedua, jika hilangnya atau rusaknya tersebut karena kelalaian Pihak Kedua, pegawai, wakil, tamu atau kontraktor Pihak Kedua.

g.

The Second Party is obliged to maintain all parts of the Leased Premises including all the doors, fixtures in the Leased premises owned by the First Party, and Common Premises in good condition and cleanliness, and to replace the damaged parts or to make restorations, all of which shall be at the cost of the Second Party, if such loss or damage is due to the negligence of the Second Party, its employees, representatives, guests or contractor of the Second Party.

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h.

Pihak Kedua dengan ini membebaskan Pihak Pertama dari tuntutan ganti-rugi atas kehilangan, kerusakan atau kerugian atas barang milik Pihak Kedua yang karena kebakaran, gempa bumi, angin topan, huru- hara, pencurian atau sebab-sebab lainnya. Oleh karena itu Pihak Kedua setuju dan berjanji untuk mengasuransikan sendiri barang-barang miliknya yang berada didalam Ruangan Sewa.

h.

The Second Party hereby shall release the First Party from claim damages due to the loss, damage or other loss for goods owned by the Second Party due to fire, earthquake, hurricane, riots, theft or other causes.

Therefore, the Second Party agrees and promises to self insure its goods in the Leased Premises.

i.

Pihak Kedua wajib melengkapi setiap dan seluruh izin-izin atas usahanya dan dengan ini Pihak Kedua membebaskan Pihak Pertama dari segala tuntutan dari pihak ketiga yang diakibatkan karena kelalaian Pihak Kedua dalam melengkapi izin-izin tersebut.

i.

The Second Party is obliged to possess each and every business license and the Second Party release the First Party from all claims from third parties caused by the negligence of the Second Party in completing such licenses.

	j.	Pihak Kedua wajib mendapatkan izin dari Pihak Pertama sebelum melakukan pemasangan papan nama, tulisan, sarana pengiklanan atau tanda khusus lainnya pada Ruangan Sewa.		j.	The Second Party is obliged to obtain permission from the First Party prior to installing the board name, signs, means of advertisement or other special signs in the Leased Premises.

C.	Kebersihan		C.	Cleanliness

a.

Pihak Kedua dilarang menyapu/ mengeluarkan / membuang sampah / kotoran Ruangan Sewa ke tempat umum selain di tempat yang telah ditentukan di sekitar Ruangan Sewa dan/atau pada lantai sekitar Ruangan Sewa.

a.

The Second Party is prohibited to sweep or throw out any garbage or dirt from the Leased Premises to other public places other than the places already determined surrounding the Leased Premises and or the floor surrounding the Leased Premises.

	b.	Pihak Kedua wajib untuk memperbaiki dan membersihkan kerusakan/kotor yang disebabkan pengangkutan barang milik Pihak Kedua dari dan ke Ruangan Sewa.		b.	The Second Party is obliged to repair and clean any damage or dirt caused by the transportation of goods owned by the Second Party from and to the Leased Premises.

D.	Teknik		D.	Technical Support

	Pihak Kedua dilarang merusak dan/atau mengubah Panel Distributor Listrik dan telepon serta instalasi lainnya.			The Second Party is prohibited to destroy and or change the Electric Panel Distributor and telephone and other installations.

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E.	Pihak Kedua Bertanggung Jawab atas Kerugian Pihak Pertama	E.	The Second Party is responsible for Damages to the First Party

Pihak Kedua bertanggung jawab penuh atas kerugian yang diderita oleh Pihak Pertama yang disebabkan karena kesalahan/kelalaian Pihak Kedua, para karyawan, dan tamu Pihak Kedua dalam melaksanakan ketentuan Perjanjian ini.

The Second Party shall be fully responsible for the damages suffered by the First Party due to the fault or negligence of the Second Party, its employees, and guests of the Second Party in executing the provisions of this Agreement.

F.	Pihak Kedua Bertanggung Jawab atas Karyawan dan Tamu	F.	The Second Party is responsible for the Employees and Guests

Pihak Kedua bertanggung jawab penuh atas unsur pimpinan, karyawan maupun tamu Pihak Kedua untuk mematuhi Peraturan-peraturan sewa sebagaimana disebutkan dalam Lampiran 7 Perjanjian ini dan peraturan lainnya yang ditetapkan oleh Pihak Pertama sebagaimana diatur dalam Perjanjian ini maupun peraturan lainnya.

The Second Party shall be fully responsible for the management, employees and guests of the Second Party to follow the lease regulations as mentioned in Attachment 7 to this Agreement and other rules determined by the First Party as mentioned in this Agreement or other regulations.

Pasal 12 Kewajiban-kewajiban dan Tanggung Jawab Pihak Pertama		ARTICLE 12 OBLIGATIONS AND RESPONSIBILITIES OF THE FIRST PARTY

Sehubungan dengan Perjanjian ini, Pihak Pertama berkewajiban selama Jangka Waktu Sewa:		In relation to this Agreement, the First Party is obliged during the Lease Period

12.1	Mengusahakan sebaik mungkin untuk membuat Badan Pengelola melaksanakan kewajiban- kewajibannya untuk menjaga dan memelihara semua Fasilitas yang disediakan senantiasa dalam keadaan bersih, terpelihara baik dan berjalan dengan baik.	12.1

To try its best efforts so that the Management Authority shall endeavor its obligations to protect and maintain all Facilities, provided so that they are in good condition, well maintained and in good running condition.

12.2	Mengusahakan sebaik mungkin untuk melaksanakan kewajiban-kewajibannya untuk menjaga dan memelihara kebersihan semua Fasilitas, serta Bagian Bersama yang dipergunakan bersama dengan para Pihak Pertama dan Pihak Kedua lain, seperti jalan dan ruang pintu masuk agar tetap dalam keadaan baik dan bersih.	12.2

To try its best efforts in performing its obligations to protect and maintain the cleanliness of all the Facilities, and the Common Premises used collectively with the First Party and the Second Party such as the road and entrance hall way so that they are in good and clean condition.

12.3	Pihak Pertama wajib mengasuransikan Plaza Asia dan Ruangan Sewa (tidak termasuk barang-barang Pihak Kedua yang berada di dalam Ruangan Sewa) terhadap bahaya kebakaran.	12.3	The First Party is obliged to insure the Plaza Asia and the Leased Premise (not including the goods owned by the Second Party located in the Leased Premises) towards the danger of fire.

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12.4	Pihak Pertama tidak diwajibkan mengganti kerugian dalam bentuk apapun maupun mengembalikan Harga Sewa, apabila terjadi kerusakan antara lain karena kebakaran, huru-hara, dan lain-lain yang disebabkan kelalaian/kesalahan Pihak Kedua, para karyawan atau tamu dari Pihak Kedua yang mengakibatkan Pihak Kedua tidak dapat menikmati Ruangan Sewa.	12.4

The First Party is not obligated to pay any compensation damages in whatever form, or to refund the Rental Price, in the event that there are damages caused among others by fire, chaos, and other causes caused by the negligence or fault of the Second Party, its employees or guests of the Second Party causing the Second Party unable to utilize the Leased Premises.

Sedangkan apabila terjadi kerusakan karena antara lain kebakaran, gempa bumi, angin topan, huru- hara, yang tidak disebabkan oleh kesalahan/kelalaian Pihak Kedua, maka Pihak Pertama akan memperbaiki Ruangan Sewa sepanjang hal tersebut dapat diperbaiki dan/ atau dilindungi oleh suatu asuransi.

However, if there is damage due to among others fire, earthquake, hurricane, which are not caused by the fault or negligence of the Second Party, the First Party shall repair the Leased Premises as long as such damage could be repaired and or protected by insurance.

12.5	Pihak Pertama tidak bertanggung jawab terhadap musnah/hilangnya barang-barang milik Pihak Kedua karena sebab apapun juga, antara lain kebakaran, gempa bumi, angin topan, huru-hara, pencurian dan lain-lain.	12.5	The First Party shall not be responsible towards the destruction or loss of goods owned by the Second Party due to whatever reason, among others fire, earthquake, hurricane, riots, theft and others.

12.6	Pihak Pertama tidak bertanggung jawab atas kecelakaan yang diakibatkan atas kelalaian pemakaian atau karena sebab-sebab diluar kemampuan Pihak Pertama.	12.6	The First Party shall not be responsible for accidents caused by the negligence in the use or due to causes beyond the capacity of the First Party.

12.7	Pihak Pertama menjamin, selama Pihak Kedua memenuhi kewajiban atau ketentuan dalam Perjanjian, Pihak Kedua dapat mempergunakan Ruangan Sewa dengan tenteram dalam arti bahwa Pihak Kedua tidak akan mendapat tuntutan atau gangguan dari pihak ketiga yang menyatakan mempunyai hak untuk menempati Ruangan Sewa.	12.7

The First Party guarantees that as long as the Second Party fulfills its obligations or provisions in this Agreement, the Second Party may utilize the Leased Premises with quite enjoyment in the sense that the Second Party shall not face any suit or disturbance from any third party claiming to have the right to utilize the Leased Premises.

Pasal 13 Pemindahan Hak Sewa		ARTICLE 13 DISPOSITION OF LEASE RIGHTS

13.1	Pihak Kedua dapat memindahkan hak sewanya atau hak lainnya yang ada berdasarkan Perjanjian, dengan memperoleh persetujuan tertulis lebih dahulu dari Pihak Pertama.	13.1	The Second Party may dispose or transfer the lease rights or other prevailing rights pursuant to this Agreement, by obtaining the prior written approvals from the First Party.

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13.2	Tanpa persetujuan tersebut segala pemindahan hak sewa atau penyerahan hak lainnya berdasarkan Perjanjian ini kepada pihak lain adalah tidak sah dan tidak dapat mengikat Pihak Pertama.	13. 2	Without such approvals, all dispositions of the lease rights or transfer of other rights pursuant to this Agreement to other parties shall not be valid and binding to the First Party.

Dalam hal terjadinya pemindahan hak sewa secara diam-diam oleh Pihak Kedua, maka Pihak Pertama berhak untuk segera mengakhiri Perjanjian, dan Pihak Kedua wajib mengosongkan Ruangan Sewa dan mengembalikannya kepada Pihak Pertama atas permintaan pertama Pihak Pertama.

In the event that a disposition of the lease rights is conducted secretly by the Second Party, the First Party shall be entitled to immediately terminate the Agreement, and the Second Party is obliged to vacate the Leased Premises and hand it over to the First Party at the first request of the First Party.

Jika Pihak Kedua tidak mengosongkan Ruangan Sewa, maka Pihak Kedua dengan ini, yang berlaku pada waktunya, memberi kuasa kepada Pihak Pertama untuk mengosongkan Ruangan Sewa dengan cara mengeluarkan semua barang serta barang-barang dan peralatan milik Pihak Kedua. Pihak Pertama tidak bertanggung jawab atas kondisi dan keamanan barang-barang milik Pihak Kedua tersebut.

If the Second Party does not vacate the Leased Premises, the Second Party hereby shall give a power of attorney which shall be valid at it own time, to the First Party to vacate the Leased Premises by way of taking out all of the goods and equipment of the Second Party. The First Party shall not be responsible on the conditions and security of such goods owned by the Second Party.

	Pihak Pertama tidak berkewajiban untuk memberikan pertanggung jawaban atas pelaksanaan kuasa tersebut.		The First Party is not obliged to be responsible for the undertaking of such power of attorney.

13.3

Apabila pemindahan hak sewa kepada pihak lain disetujui oleh Pihak Pertama, maka Pihak yang menerima pemindahan hak sewa tersebut wajib menandatangani surat perjanjian yang maksud dan isinya ditentukan oleh Pihak Pertama yang antara lain mewajibkan pihak yang menerima pemindahan hak sewa tersebut untuk mentaati dan terikat pada semua syarat dan ketentuan dalam Perjanjian ini.

		13. 3

If the disposition of the lease right to the other party is approved by the First Party. The Party receiving such disposition or transfer of lease right is obliged to sign an agreement which contents and provisions shall be decided by the First Party which among others shall oblige the party receiving such disposition of lease right to follow and bind by the terms and conditions in this Agreement.

13.4	Pemindahan hak sewa ini tidak dapat dilakukan sebelum Harga Sewa, Service Charge dan Biaya Lainnya yang telah jatuh tempo dilunasi oleh Pihak Kedua.	13. 4	The disposition of the lease rights may not be conducted prior to settlement of the Rental Price, Service Charge and Other Costs which had matured by the Second Party.

13.5	Pemindahan hak sewa hanya berlaku untuk seluruh sisa Jangka Waktu Sewa, baik untuk sebagian atau seluruh bagian dari Ruangan Sewa.	13.5	The disposition of the lease rights shall only be valid for the entire remaining Lease Period either in part or its entirety for the Leased Premises.

13.6	Pemindahan hak sewa wajib dibuat dan dilaksanakan dalam suatu dokumen tertulis yang dipersiapkan oleh Pihak Pertama dan akan ditandatangani oleh Pihak Pertama, Pihak Kedua dan pihak yang menerima pemindahan hak sewa dari Pihak Kedua..	13.6

The disposition of the lease rights is obliged to be conducted and executed in a written document prepared by the First Party and shall be signed by the First Party, Second Party and parties receiving the transfer of lease rights from the Second Party.

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Pasal 14 Pengakhiran Perjanjian dan Akibatnya				ARTICLE 14 TERMINATION OF LEASE AGREEMENT AND ITS CONSEQUENCES

14.1	Pengakhiran Perjanjian Sebelum Jangka Waktu Sewa Berakhir			14.1	Termination of the Agreement Prior to the Expiration of the Lease Period:

	14.1.1	Jika terjadi salah satu peristiwa tersebut di bawah ini, Pihak Pertama berhak dengan segera mengakhiri Perjanjian ini dengan cara memberikan pemberitahuan tertulis kepada Pihak Kedua tentang pengakhiran Perjanjian.			14.1.1

In the event that any one incident mentioned below occurs, the First party shall be entitled to immediately terminate this Agreement by way of giving prior notice to the Second Party regarding the termination of the Agreement.

	14.1.2	Peristiwa-peristiwa yang dimaksud dalam Pasal 14.1.1 Perjanjian ini adalah:			14.1.2	The incidents meant in Article 14.1.1 of this Agreement are:

		14.1.2.1	jika Pihak Kedua tidak mentaati dan/atau memenuhi salah satu ketentuan- ketentuan yang termaksud dalam Perjanjian			14.1.2.1	If the Second Party does not follow and or fulfill any provisions stipulated in the Agreement

		14.1.2.2	jika Pihak Kedua meng gunakan Ruangan Sewa untuk suatu kegiatan yang terlarang menurut hukum Indonesia, atau			14.1.2.2	If the Second Party utilize the Leased Premises for a prohibited act under the Indonesian laws, or

		14.1.2.3	barang-barang Pihak Kedua disita oleh instansi yang berwenang, atau			14.1.2.3	The goods of the Second Party is seized and confiscated by the Authorities, or

		14.1.2.4	Pihak Kedua dinyatakan pailit berdasarkan ketetapan Pengadilan yang berkekuatan pasti, atau			14.1.2.4	The Second Party is declared bankrupt based on the Court Decree having a binding powers, or

		14.1.2.5	Pihak Kedua tidak membuka atau tidak menggunakan Ruangan Sewa selama 90 (sembilan puluh) hari berturut-turut, tanpa izin tertulis terlebih dahulu dari Pihak Pertama.			14.1.2.5	The Second Party does not open or utilize the Lease Premises for 90 (ninety) consecutive days without the prior written approval from the First Party.

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14.1.3	Setelah Pihak Pertama memberitahukan tentang pengakhiran Perjanjian kepada Pihak Kedua sesuai ayat 14.1.1 Pasal ini, Pihak Pertama berhak untuk segera menawarkan dan menyewakan kembali Ruangan Sewa tersebut kepada pihak lain yang ditunjuk Pihak Pertama tanpa perlu adanya persetujuan apapun dari Pihak Kedua.		14.1.3

After the First Party notifies the termination of the Agreement to the Second Party in accordance with section 14.11 of this Article, the First Party is entitled  to immediately offer and lease the Leased Premises to the other party appointed by the First Party without the requirement for any approval whatsoever from the Second Party.

14.1.4	Jika Perjanjian diakhiri sesuai Pasal 14.1.1 Perjanjian ini, maka Pihak Pertama berhak untuk:		14.1.4	If the Agreement is terminated in accordance with Article 14.1.1 of this Agreement, the First Party is entitled to:

	14.1.4.1	Memutuskan aliran listrik dalam Ruangan Sewa tersebut;		14.1.4.1	Shut down the electric power in the Leased Premises

	14.1.4.2	Menutup, menyegel dan/atau mengambil alih Ruangan Sewa dengan tanpa membebaskan Pihak Kedua dari kewajiban-kewajiban pembayaran yang masih tertunggak;		14.1.4.2	Close, seize and or take over the Leased Premises without releasing the Second Party of its obligations to pay its outstanding debts.

	14.1.4.3	Menahan barang - barang Pihak Kedua sebagai jaminan atas kewajiban pembayaran dari Pihak Kedua;		14.1.4.3	To seize and hold the goods owned by the Second Party as collateral for its payment obligations;

	14.1.4.4	Meminta Pihak Kedua untuk mengosongkan Ruangan Sewa setelah Pihak Kedua melaksanakan kewajiban pembayaran;		14.1.4.4	To request the Second Party to vacate the Leased Premises after the Second Party has conducted its payment obligations;

	14.1.4.5	Menyewakan Ruangan Sewa kepada pihak ketiga lainnya.		14.1.4.5	To lease the Leased Premises to other third parties.

14.1.5	Kelalaian Pihak Kedua untuk melaksanakan atau memenuhi sesuatu ketentuan dalam Perjanjian ini cukup dibuktikan dengan lewatnya waktu saja, sehingga tidak diperlukan adanya suatu teguran, surat juru sita atau surat-surat lain yang mempunyai kekuatan serupa bagi Pihak Pertama untuk melaksanakan hak- haknya berdasarkan Perjanjian, khususnya hak Pihak Pertama tersebut dalam Pasal 14.1.1.		14.1.5

The negligence of the Second Party to conduct or fulfill the provisions in the Agreement shall be sufficient by proving the lapse of time, so that a warning is not necessary and other confiscation letter or other documents from the confiscation officer or Court  bailiff may not be required to perform such rights pursuant to this Agreement, specifically the right of the First Party as mentioned in Article 14.1.1

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14.1.6	Untuk dapat memberlakukan ketentuan- ketentuan serta hak-hak Pihak Pertama berdasarkan Pasal 14 ini, Pihak Pertama dan Pihak Kedua setuju dan dengan ini melepaskan Pasal 1266 dan 1267 Kitab Undang-undang Hukum Perdata.	14.1.6	To enforce the provisions and rights of the First Party pursuant to Article 14, the First Party and the Second Party agrees and hereby waives Articles 1266 and 1267 of the Code of Civil Law.

14.1.7	Pemberitahuan mengenai berakhirnya Perjanjian berdasarkan ketentuan dalam Perjanjian ini harus dilakukan oleh Pihak Pertama kepada Pihak Kedua dengan surat pos tercatat dan berlaku sejak tanggal tanda terima yang dibubuhkan oleh Petugas Kantor Pos untuk pengiriman surat pemberitahuan tersebut ke alamat tersebut dalam Lampiran 6 Perjanjian ini.	14.1.7

The notification regarding the termination of this Agreement based on the provisions of this Agreement must be made by the First Party to the Second Party by registered mail and valid since the date of receipt stamped by the Post Office officer for sending the notification letter to the address mentioned in Attachment 6 of this Agreement.

14.1.8	Jika Pihak Kedua ingin mengakhiri Perjanjian sebelum berakhirnya Jangka Waktu Sewa, Pihak Kedua harus memberitahukan niatnya itu sedikitnya 3 (tiga) bulan sebelum tanggal pengakhiran yang dikehendaki Pihak Kedua dengan meminta persetujuan tertulis Pihak Pertama.	14.1.8

If the Second Party intends to terminate the Agreement prior to the termination of the Lease Period, the Second Party must notify its intentions at least 3 (three) months prior to the expiration date intended by the Second Party by seeking written approvals from the First Party.

14.1.9	Dalam hal pengakhiran Perjanjian ini dan/atau Jangka Waktu Sewa dimohonkan oleh Pihak Kedua, maka pengakhiran Perjanjian dan/atau Jangka Waktu Sewa lebih awal itu baru berlaku sesuai jika (a) disetujui Pihak Pertama dan (b) Pihak Kedua telah memenuhi semua syarat yang ditentukan dalam mengakhiri lebih awal Perjanjian dan/atau Jangka Waktu Sewa yang ditentukan oleh Pihak Pertama termasuk namun tidak terbatas melunasi semua jumlah uang yang terhutang olehnya berdasarkan Perjanjian.	14.1.9

In the event of termination of this Agreement and / or Lease Period is filed by the Second Party, then the termination of the Agreement and / or Lease Period shall applies only if ( a ) approved the First Party and (b) the Second Party has complied with all requirements specified in early termination to the Agreement and / or Lease Period as determined by the First Party, including but not limited to pay all outstanding money under the Agreement.

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14.2	Pengakhiran Perjanjian Karena Jangka Waktu Sewa Berakhir		14.2	The Termination of the Agreement Due to the Expiration of the Lease Period

	14.2.1	Apabila Perjanjian ini berakhir karena berakhirnya Jangka Waktu Sewa sebagaimana ditetapkan dalam Lampiran 2 Perjanjian ini, maka Pihak Kedua wajib mengembalikan Ruangan Sewa kepada Pihak Pertama dalam keadaan kosong.		14.2.1

If the Agreement expires due to the expiration of the Lease Period as mentioned in Attachment 2 to this Agreement, the Second Party is obliged to hand-over the Leased Premises to the First Party in an empty condition.

	14.2.2	Pihak Kedua berhak atas pengembalian Jaminan Sewa, dan Jaminan Telepon dari Pihak Pertama sebagaimana dimaksud dalam Perjanjian ini.		14.2.2	The Second Party shall be entitled for the refund of the Rental Deposit, and Telephone Deposit from the First Party as mentioned in this Agreement.

Pasal 15 Penyerahan Kembali Ruangan Sewa			ARTICLE 15 HANDING OVER LEASED PREMISES BACK TO THE FIRST PARTY

15.1	Berakhirnya Jangka Waktu Sewa sebagaimana ditetapkan dalam Lampiran 2 Perjanjian ini atau karena diakhiri oleh Pihak Pertama sesuai dengan Pasal 14.1.1 atau diakhiri oleh Pihak Kedua berdasarkan Pasal 14.1.10 diatas, mewajibkan Pihak Kedua untuk menyerahkan kembali kepada Pihak Pertama, Ruangan Sewa dalam keadaan baik dan bersih serta kosong sebagaimana pada saat BAST Awal, selambat-lambatnya pada tanggal Perjanjian ini dan/atau Jangka Waktu Sewa berakhir atau diakhiri.		15.1

The expiration  of  the  Lease  Period  as  mentioned in Attachment 2 of this Agreement or due to the termination by the First Party in accordance with Article 14.1.1 or terminated by the Second Party pursuant to Article 14.1.10 above, shall oblige the Second Party to hand-over to the First Party, the Leased Premises in good and clean condition and empty as upon the Initial Hand-Over Report, at the latest upon the date of this Agreement and/or Lease Period had expired or is terminated.

15.2

Dalam hal Pihak Kedua lalai untuk menyerahkan kembali Ruangan Sewa tersebut kepada Pihak Pertama, maka untuk setiap hari kelalaian atau keterlambatan dalam hal penyerahan kembali Ruangan Sewa, dalam keadaan tersebut dalam Pasal 14.2.1 di atas ini, Pihak Kedua wajib membayar uang denda kepada Pihak Pertama yang ditetapkan sebesar jumlah Harga Sewa Ruangan Sewa untuk 1 (satu) bulan, terhitung sejak tanggal Pihak Kedua seharusnya menyerahkan Ruangan Sewa tersebut sampai dengan tanggal Ruangan Sewa tersebut diterima kembali dalam keadaan kosong dan baik oleh Pihak Pertama atau keadaan lain yang disetujui Pihak Pertama.

			15.2

In the event the Second Party is negligent to hand-over the Leased Premises to the First Party, for each day in negligence or delay in relation to the hand-over of the Leased Premises, in such condition in Article 14.2.1 above mentioned, the Second Party is obliged to pay penalties to the First Party which is determined in the amount of the Rental Price of the Leased Premises for 1 (one) month , calculated since the date the Second Party should have hand-over the Leased Premises until the date the Leased Premises had been received back in an empty and good condition by the First Party or other conditions as agreed to by the First Party.

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15.3

Tanpa mengurangi ketentuan-ketentuan yang diuraikan diatas, Pihak Kedua dengan ini sekarang dan untuk kemudian pada waktunya memberi kuasa dan wewenang penuh kepada Pihak Pertama untuk melakukan semua tindakan dan langkah-langkah yang dianggap baik oleh Pihak Pertama guna mengambil dan mengosongkan sendiri atau suruh untuk mengkosongkan Ruangan Sewa yang bersangkutan dari siapapun juga yang memakai/menguasai serta memindahkan semua dan setiap barang-barang milik/kepunyaan siapapun juga yang berada/disimpan dalam Ruangan Sewa itu, dan berhak untuk kemudian menjual barang- barang itu dengan harga dan syarat-syarat yang ditetapkan Pihak Pertama, serta mempergunakan hasilnya guna membayar ongkos-ongkos penguasaan kembali Ruangan Sewa serta membayar ongkos penjualan barang-barang Pihak Kedua dan akhirnya melunaskan semua tunggakan Pihak Kedua kepada Pihak Pertama berdasarkan Perjanjian. Pihak Pertama jika dipandang perlu, juga berhak untuk mempergunakan bantuan alat-alat kekuasaan Negara, semuanya atas ongkos/biaya Pihak Kedua.

15.3

Without prejudice to the previous provisions mentioned   hereinabove,   the   Second  Party hereby for now and in the future at its own good time give a power of attorney and full authority to the First Party to conduct all actions and steps which are deemed right by the First Party to repossess and vacate or instruct another party to vacate the Leased Premises from any other parties whatsoever using or occupying and to move all and each goods owned which are kept in the Leased Premises, and is entitled to sell such goods in accordance with the price and conditions as determined by the First Party, and to use the proceeds to pay the costs of such repossession of the Leased Premises and to pay costs for the sale of the goods owned by the Second Party and finally to settle all outstanding debts of the Second Party to the First Party based on this Agreement. The First Party if deemed necessary is also entitled to use the assistance of Government authorities all at the expense of the Second Party.

15.4

Dalam kejadian tersebut Pihak Kedua membebaskan Pihak Pertama untuk memberikan tanggung jawab sebagai seorang pemegang kuasa dan Pihak Pertama juga tidak dapat diwajibkan untuk membayar suatu ganti rugi berupa apapun, baik kepada Pihak Kedua maupun kepada pihak lain yang mendalihkan berhak atas seluruh atau sebagian barang dalam Ruangan Sewa.

15. 4

In such condition the Second Party releases the First Party in its capacity to be responsible as a proxy and the First Party shall not be obliged to pay any damages whatsoever, in whatever form, either to the Second Party or to any other party which shall claim its rights either in its entirety or partly to the goods in the Leased Premises.

Pihak Kedua dengan ini secara tegas membebaskan (vrijwaring) Pihak Pertama terhadap pihak ketiga dan berjanji untuk membayar suatu ganti rugi berupa apapun, baik kepada Pihak Kedua maupun kepada pihak lain yang mendalihkan berhak atas seluruh atau sebagian barang dalam Ruangan Sewa.

The Second Party hereby explicitly releases the First Party from any third party claims and promises to pay compensation damages in whatever form either to the Second Party or to such other party which claim as the rightful owner to the goods in the Leased Premises.

15.5

Sepanjang masih diperlukan, Pihak Kedua dengan ini pula sekarang untuk di kemudian hari, melepaskan semua dan setiap haknya (sepanjang hak-hak tersebut masih dimilikinya) untuk mengajukan tuntutan/gugatan berupa apapun juga terhadap Pihak Pertama baik mengenai pengambilan dan pengosongan atas Ruangan Sewa maupun pemindahan, dan penjualan barang- barang termaksud diatas, yang dilakukan atau suruh dilakukan oleh Pihak Pertama dengan cara yang diuraikan diatas, maupun mengenai segala akibat yang timbul sehubungan dengan pemindahan dan penjualan barang-barang tersebut serta pengambilan dan pengosongan Ruangan Sewa.

15.5

As long as it is still required, the Second Party hereby now and for the future, release all of its rights (as long as such rights are still possessed ) to file a claim or law suit in whatever form towards the First Party either regarding the taking over and vacating of the Leased Premises , or the moving and sale of such goods mentioned above, which are conducted or instructed to be conducted by the First Party by the ways mentioned above, or regarding all of its consequences as a result of such movement and sale of such goods and the taking over and vacating of the Leased Premises.

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Pasal 16 Force Majeure		ARTICLE 16 FORCE MAJEURE

Para Pihak secara tegas menyetujui bahwa apabila terjadi kejadian atau peristiwa yang secara layak dan patut tidak dapat dihindarkan/dielakkan atau berada di luar kemampuan Pihak Pertama untuk menghindarkan kejadian atau peristiwa tersebut ("Force Majeure"), termasuk tetapi tidak terbatas pada kecelakaan, huru-hara, epidemi, kebakaran, banjir, eksplosi, pemogokan umum, perang, perubahan peraturan perundang-undangan, tindakan Pemerintah, jatuhnya kapal terbang, kekacauan sosial, dan bencana alam, maka Pihak Pertama akan bertanggung jawab untuk memperbaiki kerusakan Ruangan Sewa sampai dengan jumlah nilai pertanggungan yang ditutup oleh Pihak Pertama pada perusahaan asuransi yang ditunjuk;

The Parties explicitly agree that in the event of an event or incident which reasonably could not have been avoided or are beyond the capacities of the First Party to avoid such event or incident (“Force Majeure”) including but not limited to accidents, riots, epidemics, fire, flood, explosions, general strike, war, changes in the laws and legislation, Government acts, airplane accident, civic commotion, and natural disasters the First Party shall be responsible to cure the damage to the Leased Premises until the limit amount of sum insured and covered by the First Party's appointed insurer.

	Pasal 17 Hukum Yang Berlaku	ARTICLE 17 GOVERNING LAWS

Perjanjian ini, penafsiran dan pelaksanaan serta segala akibat yang ditimbulkannya, diatur dan tunduk kepada hukum Negara Republik Indonesia.		This Agreement its interpretations, and implementation and all of its consequences shall be governed by and subject to the laws of the Republic of Indonesia.

Pasal 18 Penyelesaian Perselisihan dan Domisili Hukum		ARTICLE 18 SETTLEMENT OF DISPUTE AND LEGAL DOMICILE

18.1	Jika terjadi perselisihan, perbedaan pendapat maupun sengketa yang timbul sehubungan/sebagai akibat dari pengikatan ini, maka Para Pihak akan menyelesaikannya secara musyawarah dalam jangka waktu 30 hari.	18.1

In the event of a dispute, difference of opinion and or legal dispute which may arise as a result of this Agreement, then the Parties shall settle through a consensus reached by consultations within 30 days.

18.2	Jika penyelesaian secara musyawarah tidak membawa hasil, maka Para Pihak sepakat untuk menyelesaikan sengketa yang terjadi melalui Badan Arbitrase nasional Indonesia (BANI) di Jakarta, dimana Pihak Pertama dan Pihak Kedua masing- masing akan menunjuk anggota BANI dan kedua anggota BANI tersebut akan menunjuk anggota BANI ketiga.	18.2

If such consultations do not bring any results the Parties agree to settle the dispute through the Indonesian National Arbitration Body (BANI) in Jakarta, in which the First Party and the Second Party shall each appoint a member of BANI and both members shall appoint a third BANI member.

18.3	Para Pihak sepakat bahwa keputusan yang dikeluarkan oleh BANI merupakan keputusan yang final serta mengikat Para Pihak dan oleh karenanya Para Pihak tunduk dan berkewajiban untuk melaksanakan putusan BANI tersebut.	18.3	The Parties agree that the decision reached by BANI shall be a final and binding decision and the Parties shall honor such award and the Parties shall commit to execute such award.

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18.4	Terhadap putusan BANI tersebut Para Pihak sepakat untuk mendaftarkan putusan dan permohonan eksekusi kepada kantor Panitera Pengadilan Negeri Jakarta Selatan.	18.4	The implementation of such award the Parties agree to elect the legal and permanent and general domicile at the office of the Clerk at the South Jakarta District Court.

18.5	Biaya-biaya yang timbul berkaitan dengan pelaksanaan keputusan BANI oleh Pengadilan Negeri akan ditanggung oleh pihak yang melaksanakan keputusan BANI tersebut.	18.5	The costs which arise as an implementation to this BANI award by the District Court shall be borne by the party implementing such award.

18.6	Selama berlangsungnya proses di BANI, Pihak Kedua tetap berkewajiban untuk membayar Harga Sewa, Service Charge dan Biaya-biaya Lainnya.	18.6	During the BANI proceedings, the Second Party shall still be obliged to pay the Rental Price, Service Charge, and Other Costs.

Pasal 19 Ketentuan-Ketentuan Lain		ARTICLE 19 OTHER PROVISIONS

19.1	Perjanjian ini tidak akan berakhir karena (i) dibubarkannya Pihak Pertama dan/atau (ii) dibubarkannya dan/atau meninggalnya Pihak Kedua dan/atau (iii) dijualnya Plaza Asia kepada pihak ketiga, sebelum Jangka Waktu Sewa berakhir, atau diakhiri menurut ketentuan Perjanjian, tetapi akan terus berlaku dan harus dipenuhi oleh para ahli waris atau pihak yang menurut hukum wajib meneruskan hak dan kewajiban dari pihak yang meninggal atau dibubarkan tersebut, serta terikat pada ketentuan-ketentuan yang termaktub dalam Perjanjian.	19.1

This Agreement shall not terminate due to the (i) dissolvement of the First Party and/or (ii) the dissolvement and/or death of the Second Party and/or (iii) the sale of Plaza Asia to a third party, prior to the expiration of the Lease Period, or is terminated in accordance with this Agreement, but shall still survive and must be fulfilled by the beneficiaries or the parties which according to the laws are obliged to continue such rights and obligations from the deceased party or the party dissolved, and shall be bound by the provisions contained in this Agreement.

19.2	Semua lampiran yang disebutkan dalam Perjanjian atau lampiran-lampiran/perjanjian tambahan yang akan dibuat kemudian oleh kedua-belah pihak merupakan bagian yang tidak terpisahkan dari Perjanjian ini.	19.2	All of the attachments mentioned in this Agreement or attachments / additional agreements which shall be made by both parties shall form an inseparable part to this Agreement.

19.3	Para Pihak sepakat bahwa batalnya demi hukum atau pembatalan salah satu ketentuan dalam Perjanjian ini tidak akan mengakibatkan batalnya atau pembatalan ketentuan-ketentuan lain dalam Perjanjian ini dan Para Pihak berkewajiban untuk mengganti ketentuan yang batal atau yang dibatalkan tersebut dengan suatu ketentuan lain yang sah menurut hokum.	19.3

The Parties agree that the annulment by law or the invalidity of any of the provisions in this Agreement shall not terminate or void the other provisions mentioned in this Agreement and the Parties are obliged to replace such invalid provisions with other lawful provisions.

19.4	Mengenai segala hal yang belum ataupun tidak cukup diatur dalam Perjanjian ini akan diselesaikan berdasarkan musyawarah untuk mencapai mufakat antara kedua belah pihak.	19.4	Regarding all matters which had not been stipulated or adequately stipulated in this Agreement shall be settled through a consensus to reach an agreement.

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19.5	Semua kuasa dan wewenang yang diberikan oleh Pihak Kedua kepada Pihak Pertama dalam Perjanjian ini tidak dapat ditarik kembali dan tidak akan berakhir karena sebab apapun termasuk tetapi tidak terbatas pada sebab-sebab yang tersebut dalam Pasal-pasal 1813, 1814 dan pasal 1816 Kitab Undang-Undang Hukum Perdata dan Pihak Kedua setuju untuk mengenyampingkan ketentuan - ketentuan tersebut.	19.5

All powers and authority given by the Second Party to the First Party in this Agreement shall not be revoked and shall not terminate due to whatever reason including but not limited to reasons mentioned in Articles 1813, 1814, and 1816 of the Code of Civil and the Second Party agrees to waive such provisions.

19.6	Pemberitahuan kepada Pihak Pertama maupun Pihak Kedua sebagaimana disebutkan dalam Lampiran 6 Perjanjian ini.	19.6	The notification to the First Party and the Second Party is as mentioned in Attachment 6 to this Agreement.

19.7	Perjanjian ini dibuat dalam 2 (dua) bahasa yaitu Bahasa Indonesia dan Bahasa Inggris. Apabila terjadi perbedaan penafsiran antara teks Bahasa Indonesia dengan teks Bahasa Inggris maka yang berlaku adalah teks dalam Bahasa Indonesia	19.7	This Agreement is made bilingual in Indonesian and English. Should there be any difference of interpretation between the Indonesian and English text, Indonesian text shall prevail.

Perjanjian ini dibuat dalam rangkap 2 (dua), bermeterai cukup dan mempunyai kekuatan hukum yang sama serta ditandatangani oleh Para Pihak pada hari dan tanggal tersebut pada awal Perjanjian ini.		This Agreement is made in duplicate, given adequate stamp duty and has equal binding powers and is signed by the Parties on the day and date first mentioned in the beginning of this Agreement.

First Party PT. GUNUNG MARAS LESTARI		Second Party PT. TOGA INTERNATIONAL INDONESIA

__________________________		________________________
Nama : Karli Boenjamin Jabatan : Direktur		Name: Cecilia Tjahjadi Title :

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LAMPIRAN 1

Lampiran ini (untuk selanjutnya disebut sebagai ”Lampiran 1”)merupakan lampiran yang tidak terpisahkan dari Perjanjian Sewa Menyewa Ruangan Perkantoran (untuk selanjutnya disebut ”Perjanjian”) antara PT Gunung Maras Lestai dan PT. Toga International Indonesia Nomor: 005/Plaza Asia/LA/XII/2017, Tanggal 18 Desember 2017. Seluruh ketentuan yang disebutkan dalam Perjanjian berlaku secara mutatis mutandis terhadap Lampiran 1 ini.

RINCIAN RUANGAN SEWA

Lantai            : 2

Zone             : C

Luas             : 218,50 m2 (Semi Gross)

Denah penataan Ruangan Sewa sebagaimana diatur dalam Pasal 6 Perjanjian merupakan bagian yang tidak terpisahkan dari Lampiran 1 ini.

ATTACHMENT 1

This Attachment (hereinafter referred to as “Attachment 1”) shall form an inseparable part to the Office Space Lease Agreement (hereinafter referred to as the “Agreement”) between PT. Gunung Maras Lestari and PT. Toga International Indonesia Number: 005/Plaza Asia/LA/XII/2017 dated 18 December 2017. All of the provisions mentioned in the Agreement shall be effective vice versa towards this Attachment.

DETAILS OF THE LEASED PREMISES

Floor             : 2

Zone             : C

Coverage      : 218,50 Sqm (Semi Gross)

The lay out of the Leased Premises design as stipulated in Article 6 of this Agreement shall form an inseparable part to this Attachment 1.

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LAMPIRAN 2

Lampiran ini (untuk selanjutnya disebut sebagai ”Lampiran 2”) merupakan lampiran yang tidak terpisahkan dari Perjanjian Sewa Menyewa Ruangan Perkantoran (untuk selanjutnya disebut ”Perjanjian”) antara PT. Gunung Maras Lestari dan PT. Toga International Indonesia Nomor: 005/Plaza Asia/LA/XII/2017, Tanggal 18 Desember 2017. Seluruh ketentuan yang disebutkan dalam Perjanjian berlaku secara mutatis mutandis terhadap Lampiran 2 ini.

ATTACHMENT 2

This Attachment (hereinafter referred to as “Attachment 2”) shall form an inseparable part to the Office Space Lease Agreement (hereinafter referred to as the “Agreement”) between PT. Gunung Maras Lestari and PT. Toga International Indonesia Number: 005/Plaza Asia/LA/XII/2017 dated 18 December 2017. All of the provisions mentioned in the Agreement shall be effective vice versa towards this Attachment.

JANGKA WAKTU SEWA DAN GRACE PERIOD		LEASE PERIOD AND GRACE PERIOD

1.	Jangka Waktu Sewa menurut perjanjian ini adalah 1 (satu) tahun, yang dimulai pada tanggal 1 Februari 2018 ( 1 - 02 - 2018 ) dan akan berakhir pada tanggal 31 Januari 2019 (31 – 01 – 2019 )	1.	The Lease Period in accordance with this Agreement is 1 (one) year, which shall commence on the 1st February 2018 ( 1-02-2018 ) and shall terminate on the 31st January 2019 ( 31-01- 2019) .

2.	Lamanya Grace Period adalah 1 ( satu ) bulan terhitung sejak tanggal 2 Januari 2018 yaitu pada saat Berita Acara Serah Terima Awal dan berakhir pada tanggal 31 Januari 2018.	2.	The duration of Grace Period shall be 1 (one) month calendar days, starting from date 2nd January 2018 and shall terminate on the 31st January 2018.

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LAMPIRAN 3

Lampiran ini (untuk selanjutnya disebut sebagai ”Lampiran 3”) merupakan lampiran yang tidak terpisahkan dari Perjanjian Sewa Menyewa Ruangan Perkantoran (untuk selanjutnya disebut ”Perjanjian”) antara PT . Gunung Maras Lestari dan PT. Toga International Indonesia Nomor:.005/PlazaAsia/LA/XII/2017, Tanggal 18 Desember 2017. Seluruh ketentuan yang disebutkan dalam Perjanjian berlaku secara mutatis mutandis terhadap Lampiran 3 ini.

HARGA SEWA

ATTACHMENT 3

This Attachment (hereinafter referred to as “Attachment 3”) shall form an attachment inseparable to the Office Space Lease Agreement (hereinafter referred to as the “Agreement”) between PT. Gunung Maras Lestari and PT. Toga International Indonesia Number: 005/Plaza Asia/LA/XII/2017 dated 18 December 2017 All of the provisions mentioned in the Agreement shall be effective vice versa towards this Attachment.

RENTAL PRICE

1.	Harga Sewa Ruangan sebagai berikut : Harga sewa IDR 200,000/m2/bulan, belum termasuk PPN 10%	1.	The Rental Price of the Leased : IDR 200,000/sqm/month, excluding VAT 10%

2.	Harga Sewa wajib dibayarkan oleh Pihak Kedua kepada Pihak Pertama setiap 1 (satu) tahun di muka.	2.	The Rental will be paid by the second party to the first party on a 1 ( one ) year in advance.

3.	Bersamaan dengan penandatanganan Perjanjian ini, Pihak Kedua wajib membayar jaminan Harga Sewa dan Service Charge sebesar 3 (tiga) bulan seluruhnya sejumlah IDR 155,681,250	3.	The Second Party has paid the Rental Price & Service Charge Deposit in the total amount of IDR 155,681,250

Jaminan Harga Sewa dan Service Charge akan dikembalikan kepada Pihak Kedua dengan tanpa disertai bunga ataupun apabila Jangka Waktu Sewa berakhir, dan Pihak Kedua wajib menyerahkan tanda penerimaan asli bukti pembayaran Jaminan Harga Sewa, dalam jangka waktu 1 (satu) bulan setelah berakhirnya Jangka Waktu Sewa.

The Rental Price and Service Charge Deposit shall be refunded to the Second Party without any interest or if the Lease Period terminates, and the Second Party is obliged to submit the copy of Transfer Form or copy of Receipt of the Rental Price Deposit, within 1 (one) month after the termination of the Lease Period.

4.	Tata Cara Pembayaran Harga Sewa Ruangan Sewa adalah sebagai berikut:	4.	The method of payment of the Rental Price of the Office Space are as follows:

	a.

Dalam hal pembayaran dilakukan dengan cek atau Giro Bilyet, maka pembayaran baru dianggap sah apabila jumlah uang yang tertulis dalam cek atau Giro Bilyet yang bersangkutan sudah diterima oleh Pihak Pertama atau sudah dipindah-bukukan kedalam rekening Bank Pihak Pertama.

			a.

If such payment is made by cheque or clearing cheque, such payment shall be deemed valid if the amount mentioned in the cheque or clearing cheque shall be received by the First Party or transferred to the bank account of the First Party

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b.

Apabila pembayaran dilakukan dalam mata uang Rupiah, maka jumlah yang diterima oleh Pihak Pertama harus sama dengan nilai Dollar Amerika Serikat, kalau dikonversikan berdasarkan kurs yang ditetapkan sesuai dengan Perjanjian ini.

b.

If payment is made in IDR Rupiah, the payment received by the First Party must be equivalent to the value of the United States Dollar, if converted to the prevailing currency rate in compliance with this Agreement.

c.

Pada dasarnya pembayaran Harga Sewa, Service Charge dan Biaya-Biaya Lain wajib dilakukan oleh Pihak Kedua dengan giro/cek/transfer ke rekening Pihak Pertama, kecuali dalam keadaan memaksa maka pembayaran dapat dilakukan dengan uang tunai.

c.

Basically payment of the Rental Price, Service Charge and Other Costs are obligated to be paid by the Second Party through the clearing / cheque / transfer to the bank account of the First Party, except due to force majeure such payment shall be made in cash.

d.

Pembayaran yang dilakukan dengan uang tunai harus dilakukan langsung kepada Pihak Pertama melalui petugas Pihak Pertama yang berwenang menerima pembayaran, yakni Kepala Bagian Kas bersama dengan Kepala Bagian Keuangan di Kantor Pihak Pertama dan bukti penerimaan pembayaran hanya sah berupa tanda terima tertulis yang di tandatangani oleh orang-orang tersebut di atas.

d.

Payment made in cash shall be made directly to the First Party through the personnel of the First Party authorized to receive such payment, namely the Head Cashier together with the Head of Finance Section at the office of the First Party and evidence of the receipt shall only be valid in the form of a written receipt signed by the above mentioned authorized personnel.

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LAMPIRAN 4

Lampiran ini (untuk selanjutnya disebut sebagai ”Lampiran 4”)merupakan lampiran yang tidak terpisahkan dari Perjanjian Sewa Menyewa Ruangan Perkantoran (untuk selanjutnya disebut ”Perjanjian”) antara PT. Gunung Maras Lestari dan PT. Toga International Indonesia Nomor: 005/Plaza Asia/LA/XII/2017, Tanggal 18 Desember 2017. Seluruh ketentuan yang disebutkan dalam Perjanjian berlaku secara mutatis mutandis terhadap Lampiran 4 ini.

FASILITAS

ATTACHMENT 4

This Attachment (hereinafter referred to as “Attachment 4”) shall form an attachment inseparable to the Office Space Lease Agreement (hereinafter referred to as the “Agreement”) between PT. Gunung Maras Lestari and PT. Toga International Indonesia Number: 005/Plaza Asia/LA/XII/2017 dated 18 December 2017. All of the provisions mentioned in the Agreement shall be effective vice versa towards this Attachment.

FACILITIES

a.	Listrik	a.	Electricity

	Terpisah pembayaran sesuai dengan KWH Meter dengan tarif PLN ditambah biaya adminitrasi		Separate by KWH Meter it is PLN Tarif charge plus administration cost.

b.	Air Conditioning	b.	Air Conditioning

	VRV, terpisah sesuai dengan pemakaian yang tercantum dalam KWH Meter.		VRV, separate by KWH Meter,

	Penggunaan Air Conditioning di luar Jam Kerja akan dikenakan biaya tambahan.		There shall be an additional charge for each floor for the use of air conditioning outside of Working Hours.

c.	Air	c.	Water

Deep Well/PAM , untuk penggunaan air selain dari fungsi perkantoran akan diterapkan penggunaan meter air dan dikenai biaya sesuai dengan pemakaian air.

Deep Well water or Perusahaan Air Minum (State owned water company). There shall be additional water charges if the Leased Premises is utilized other than for office space, which shall be calculated from the water meter installed specially for such purpose and shall be charged additionally for such use.

d.	Parkir	d.	Parking

	Reserved parking dengan biaya IDR 417,000/mobil/bulan Unreserved parking dengan biaya IDR. 210,000/mobil/bulan		The charge for reserved parking is IDR 417,000 /lot/month.

The charge for unreserved parking is IDR 210,000 /lot/month.

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e.	Keamanan	e.	Security

	24 (dua puluh empat) jam setiap hari.		Available 24 (twenty four) hours a day.

f.	Lift	f.	Elevators

	4 (empat) buah lift penumpang Low Zone 4 ( empat ) buah lift penumpang High Zone 1 ( satu ) lift barang 2 (dua) lift parkir		4(four) passenger elevators Low Zone 4(four) passenger elevators High Zone 1 ( one ) passenger elevator service 2 ( two ) passenger elevator parking

g.	Peralatan Sanitary	g.	Sanitary Equipment

	Kertas tissue dan sabun pencuci tangan terdapat di setiap toilet yang ada pada Bangunan		Tissue paper and hand washing soap is available in every toilet in the Building.

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LAMPIRAN 5

Lampiran ini (untuk selanjutnya disebut sebagai ”Lampiran 5”) merupakan lampiran yang tidak terpisahkan dari Perjanjian Sewa Menyewa Ruangan Perkantoran (untuk selanjutnya disebut ”Perjanjian”) antara PT. Gunung Maras Lestari dan PT. Toga International Indonesia Nomor: 005/Plaza Asia/LA/XII/2017, Tanggal .18 Desember 2017. Seluruh ketentuan yang disebutkan dalam Perjanjian berlaku secara mutatis mutandis terhadap Lampiran 5 ini.

ATTACHMENT 5

This Attachment (hereinafter referred to as “Attachment 5”) shall form an attachment inseparable to the Office Space Lease Agreement (hereinafter referred to as the “Agreement”) between PT. Gunung Maras Lestari and PT. Toga International Indonesia Number: 005/Plaza Asia/LA/XII/2017 dated 18 December 2017. All of the provisions mentioned in the Agreement shall be effective vice versa towards this Attachment.

SERVICE CHARGE DAN BIAYA-BIAYA LAINNYA SERVICE CHARGE				SERVICE CHARGE AND OTHER COSTS SERVICE CHARGE

1.	Sehubungan dengan penyediaan Fasilitas yang dimaksudkan dalam Pasal 8, Pihak Kedua setuju dan wajib membayar kepada Badan Pengelola Service Charge sebesar: IDR 37,500 ( Tiga puluh tujuh ribu lima ratus Rupiah ) per meter persegi per bulan.		1.

In refer to the availability of Facilities as mentioned in Article 8, the Second Party agrees and is obligated to pay to the Building Management, a Service Charge in the amount of: IDR 37,500 ( Thirty seven thousand five hundred Rupiah ).

2.	Pihak Pertama berhak untuk setiap saat menggunakan jaminan Service Sharge untuk pelunasan Service Charge yang masih terhutang oleh Pihak Kedua (jika ada), dan pada saat pengakhiran Perjanjian ini karena alasan apa pun, jika ada kelebihan dari pelunasan tersebut maka Pihak Pertama wajib mengembalikan kelebihan pelunasan tersebut setelah pengakhiran Perjanjian ini.		2.

The First Party is entitled to use the Service Charge Deposit to pay the outstanding Service Charge and the other outstanding amounts by the Second Party (if any) at any time, andupon the termination of this lease due to whatever reason, if there are any remaining amounts the First Party is obligated to refund such amount upon the termination of this Agreement.

3.	Tata cara Pembayaran Service charge adalah 3 ( tiga ) bulanan dimuka direct kepada Badan Pengelola.		3.	The method of payment of the Service Charge is 3 ( three ) months in advance direct to Building Management.

BIAYA LAIN-LAIN			OTHER COSTS

1.	Biaya Listrik & Pendingin Ruangan		1.	Electricity Costs & Air Conditioning

	1.1	Biaya pemakaian listrik dan Pendingin Ruangan akan dipungut oleh Badan Pengelola yang besarnya ditentukan oleh Badan Pengelola.		1.1	The costs of using electricity and Air Conditioning shall be collected by the Building Management which amount shall be determined by the Building Management.

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	1.2	Jika ada tagihan pemakaian listrik dan Pendingin Ruangan sebagaimana dimaksud butir 1.1 di atas tersebut, maka wajib dilunasi oleh Pihak Kedua selambat- lambatnya pada tanggal 20 (dua puluh) setiap bulannya.		1.2.

If there are any charges for the use of electricity and Air Conditioning as mentioned above in item 1.1, such amount is obligated to be settled by the Second Party at the latest on the 20 (twentieth) of each month.

	1.3	Pihak Kedua harus membayar tambahan biaya yang besarnya ditetapkan oleh Badan Pengelola apabila menghendaki penambahan daya listrik melebihi kapasitas yang telah disediakan oleh Badan Pengelola.		1.3.

The Second Party is obligated to pay additional charges which amount shall be determined by the Building Management if there is a need to increase the electric power exceeding the capacity made available by the Building Management

2.	Biaya Telepon		2.	Telephone Costs

	2.1	Biaya pemakaian telepon dipungut sejak terpasangnya telepon dan biaya tersebut adalah sebesar tagihan dari Perusahaan Umum Telekomunikasi, dan akan ditagih oleh Badan Pengelola kepada Pihak Kedua dan wajib dilunasi oleh Pihak Kedua selambat-lambatnya pada tanggal 20 (dua puluh) setiap bulannya.		2.1

The fees for telephone use shall be charged since the telephone installation and such costs shall be the bill from the Perusahaan Umum Telekomunikasi, and shall be claimed by the Building Management to the Second Party and is obligated to be settled by the Second Party at the latest on the 20th (twentieth) of each month.

	2.2	Pihak Kedua wajib membayar uang jaminan telepon atas setiap sambungan telepon dan/atau sambungan langsung (direct line) yang digunakan dalam Ruangan Sewa.		2.2	The Second Party is obligated to pay the telephone deposit for each telephone line/and or direct line used in the Leased Premises.

		Pengembalian uang jaminan telepon akan dilakukan selambat-lambatnya 2 (dua) bulan dari Badan Pengelola setelah Jangka Waktu Sewa berakhir			The refund of the telephone deposit shall be made at the latest 2 (two) moths from Building Management after the termination of the Lease Period

3.	Tata cara pembayaran Biaya-biaya Lain adalah sebagaimana dirinci dalam Butir 5 dari Lampiran 3.		3.	The method of payment of the Other Costs is as mentioned in detail this Attachment 4.

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LAMPIRAN 6

Lampiran ini (untuk selanjutnya disebut sebagai ”Lampiran 6”)merupakan lampiran yang tidak terpisahkan dari Perjanjian Sewa Menyewa Ruangan Perkantoran (untuk selanjutnya disebut ”Perjanjian”) antara PT. Gunung Maras Lestari dan PT. Toga International Indonesia Nomor: 005/Plaza Asia/LA/XII/2017, Tanggal 18 Desember 2017 Seluruh ketentuan yang disebutkan dalam Perjanjian berlaku secara mutatis mutandis terhadap Lampiran 6 ini.

ALAMAT PEMBERITAHUAN

ATTACHMENT 6

This Attachment (hereinafter referred to as “Attachment 6”) shall form an attachment inseparable to the Office Space Lease Agreement (hereinafter referred to as the “Agreement“) between PT. Gunung Maras Lestari and PT. Toga International Indonesia Number: 005/Plaza Asia/LA/XII/2017 dated 18 December 2017 . All of the provisions mentioned in the Agreement shall be effective vice versa towards this Attachment.

NOTIFICATON ADDRESS

1.	Pemberitahuan yang harus diberikan berhubung dengan Perjanjian wajib diberitahukan secara tertulis dan dikirim langsung dengan mendapat suatu tanda terima dan/atau dikirim dengan pos tercatat kepada alamat-alamat sebagai berikut:	1.3.1.1.	The notifications made in relation to this Agreement is obligated to be made in writing and sent directly by receiving a receipt and/or sent by registered mail to the following address:

	Pihak Pertama: PT. Gunung Maras Lestari Office 8, Lantai 32 Lot 28 SCBD Jl. Jend. Sudirman Kav. 52 – 53 Jakarta 12190 Telp. 62 21 29333681		First Party : PT. Gunung Maras Lestari Office 8, 32nd Floor Lot 28 SCB Jl. Jend. Sudirman Kav. 52 – 53 Jakarta 12190 Telp. 62 21 29333681

	Pihak Kedua: PT. Toga International Indonesia Menara Standard Chartered Bank, Lantai 30 Jl. Prof. Dr. Satrio No. 164 Jakarta Telp. + 62 21 25555600		Second Party : PT. Toga International Indonesia Menara Standard Chartered Bank, 30th Floor Jl. Prof. Dr. Satrio No. 164 Jakarta Telp. +62 21 25555600

Jika terjadi perubahan alamat yang tercantum dalam Perjanjian maka pihak yang mengubah alamat wajib untuk memberitahukan perubahan tersebut kepada pihak lainnya dalam jangka waktu 7 (tujuh) hari setelah perubahan alamat itu terjadi atau dilakukan. Segala akibat yang timbul karena perubahan alamat yang tidak diberitahukan kepada pihak lainnya sepenuhnya menjadi resiko dan tanggungan pihak yang mengubah alamat yang bersangkutan.

Should there be any changes to the addresses mentioned in this Agreement, the party making such changes is obliged to notify such changes to the other parties within 7 (seven) days after the change in such address is made. All consequences which may arise as a result of such change not notified to the other party shall become the full risk and responsibility of the party making such changes.

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